INDENTURE,

dated as of July 29, 2014,

among

HORSEHEAD HOLDING CORP.

as Issuer,

THE SUBSIDIARY GUARANTORS PARTY HERETO,

as Subsidiary Guarantors

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

9.00% Senior Notes due 2017

1

i

INDENTURE, dated as of July 29, 2014, among Horsehead Holding Corp., a Delaware corporation (the “Issuer”), the Subsidiary Guarantors (as herein defined) party hereto and U.S. Bank National Association, as Trustee (the “Trustee”).
Each party agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 9.00% Senior Notes due 2017:

6

ARTICLE I

DEFINITIONS

`Section 1.01	Definitions.
“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend, Private Placement Legend and the Original Issue Discount Legend, if applicable, deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.
“ABL Credit Agreement” means the Revolving Credit and Security Agreement, dated as of September 28, 2011 and as amended as of July 26, 2012, October 24, 2012, November 30, 2013 and June 30, 2014, by and among Horsehead, as borrower, the Issuer, as guarantor, the ABL Facility Lenders and PNC Bank, National Association, as agent for the ABL Facility Lenders (together with any successor agent under the ABL Facility Documents, the “ABL Administrative Agent”), including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced, refinanced or increased in whole or in part from time to time in one or more agreements, indentures, notes, bonds, facilities or other forms of Indebtedness (in each case with the same or new agents, lenders or investors), including any agreement adding or changing the borrowers or issuer or any guarantor or extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder as increasing the amount loaned or issued thereunder (provided such increase is otherwise permitted under Section 4.08 hereof).
“ABL Facility Cash Management Obligations” means any Cash Management Obligations of Horsehead or any ABL Facility Guarantor secured by any ABL Facility Collateral under the ABL Facility Collateral Documents pursuant to a Permitted Lien described in clause (9) of the definition thereof.
“ABL Facility Claims” means (a) Indebtedness owing by the Horsehead and ABL Facility Guarantors under the ABL Credit Agreement; (b) the ABL Facility Cash Management Obligations and the ABL Facility Hedging Obligations, and (c) all other Obligations of Horsehead and the ABL Facility Guarantors under the documents relating to Indebtedness described in clauses (a) and (b) above. ABL Facility Claims shall include all interest accrued (or which would, absent the commencement of an insolvency or liquidation proceeding, accrue) after the commencement of an insolvency or liquidation proceeding in accordance with and at the rate specified in the relevant ABL Facility Document whether or not the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding.
“ABL Facility Collateral” means all of the assets of Horsehead or any ABL Facility Guarantor, whether now owned or hereafter existing and whether real, personal or mixed, with respect to which a Lien is granted or held as security for both the ABL Facility Claims and the

Obligations under the Senior Secured Notes Indenture and including, without limitation, all proceeds and products thereof.
“ABL Facility Collateral Documents” has the meaning ascribed thereto in the ABL Intercreditor Agreement.
“ABL Facility Documents” means the ABL Credit Agreement, any other agreement, document or instrument pursuant to which a Lien is granted securing any ABL Facility Claims or under which rights or remedies with respect to such Liens are governed, and each of the other agreements, documents and instruments (including each agreement, document or instrument providing for or evidencing an ABL Facility Hedging Obligation or ABL Facility Cash Management Obligation) providing for or evidencing any Obligation under the ABL Credit Agreement or any other ABL Facility Claim, and any other related document or instrument executed or delivered pursuant to any ABL Facility Document at any time or otherwise evidencing any ABL Facility Claims.
“ABL Facility Guarantors” means the Issuer and each Subsidiary of the Issuer that Guarantees any ABL Facility Claims.
“ABL Facility Hedging Obligations” means any Hedging Obligations of Horsehead or any ABL Facility Guarantor that are permitted to be incurred under clause (b)(8) of Section 4.08 hereof and that are secured by any ABL Facility Collateral under the ABL Facility Collateral Documents pursuant to Permitted Liens subject to the ABL Intercreditor Agreement.
“ABL Facility Lenders” means the Persons holding ABL Facility Claims, including the ABL Administrative Agent.
“ABL Intercreditor Agreement” means the Intercreditor Agreement among the ABL Administrative Agent, the Senior Secured Notes Collateral Agent, Horsehead and the ABL Facility Guarantors, dated as of July 26, 2012, as the same may be amended, supplemented or modified from time to time.
“Additional Assets” means:

(1)	any property or assets (other than Indebtedness and Capital Stock) that are not classified as current assets under GAAP and that are used or useful in a Permitted Business;

(2)	the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Issuer or another Restricted Subsidiary; or

(3)	Capital Stock constituting a non-controlling interest in any Person that at such time is a Restricted Subsidiary;
provided, however, that any such Restricted Subsidiary described in clauses (2) or (3) above is primarily engaged in a Permitted Business.

“Additional Notes” means all 9.00% Senior Notes due 2017 issued after the Issue Date (other than pursuant to Sections 2.06, 2.07, 2.10 and 3.06 of this Indenture) from time to time in accordance with the terms of this Indenture, including, without limitation, the provisions of Section 2.02 hereof.
“Additional Senior Secured Notes” means any 10.50% Senior Secured Notes due 2017, issued by the Issuer pursuant to the Senior Secured Notes Indenture after July 26, 2012.
“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of the provisions described under Sections 4.09, 4.11 and 4.14 hereof only, “Affiliate” shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Issuer or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.
“Agent” means any Registrar, Paying Agent or co-Registrar.
“Applicable Premium” means, with respect to a Note on any date of redemption, the greater of:

(1)	1.0% of the principal amount of such Note and

(2)
the excess, if any, of (a) the present value as of such date of redemption of the redemption price of such Note on June 1, 2016 (such redemption price being described under Section 3.01 hereof), plus (ii) all required interest payments due on such Note through June 1, 2016 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate as of such date of redemption plus 50 basis points, over (b) the then outstanding principal of such Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.
“Asset Disposition” means:

(1)
the sale, lease, conveyance, transfer or other voluntary disposition (whether in a single transaction or a series of related transactions) of assets or property (including by way of a sale and leaseback) by the Issuer or any of the Issuer’s Restricted Subsidiaries (each referred to in this definition as a “disposition”); and

(2)
the issuance of Capital Stock by any of the Issuer’s Restricted Subsidiaries or the sale by the Issuer or any of the Issuer’s Restricted Subsidiaries of Capital Stock of any of the Issuer’s Subsidiaries (whether in a single transaction or a series of related transactions).

Notwithstanding the foregoing, none of the following shall be deemed to be an Asset Disposition:

(1)	any disposition of property or assets between or among the Issuer and its Restricted Subsidiaries;

(2)
the disposition of all or substantially all of the assets of the Issuer in a manner permitted under Section 5.01 hereof or any disposition that constitutes a Change of Control pursuant to clause (4) of the definition thereof;

(3)
any disposition of products, services or accounts receivable in the ordinary course of business (including in connection with the collection or compromise thereof) and any sale or other disposition of damaged, worn-out or obsolete property or assets in the ordinary course of business (including the abandonment or other disposition of intellectual property that is no longer economically practicable to maintain or useful in the conduct of the business of the Issuer and its Restricted Subsidiaries taken as whole);

(4)	an issuance of Capital Stock by a Restricted Subsidiary of the Issuer to the Issuer or to a Restricted Subsidiary of the Issuer or by the Issuer to a Restricted Subsidiary of the Issuer;

(5)	the lease, assignment, sublease, license or sublicense of any real, personal or intellectual property or other general intangible property in the ordinary course of business;

(6)	any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(7)	the granting of Liens permitted by the covenant described above under Section 4.13 hereof;

(8)	the sale or other disposition of cash or Temporary Cash Investments;

(9)	for the purposes of the covenant described under Section 4.11 hereof only a Restricted Payment that does not violate the covenant described under Section 4.09 hereof or a Permitted Investment;

(10)	foreclosures on assets or transfers by reason of eminent domain or similar governmental actions;

(11)	the sale or other disposition of the Monaca Facility; and

(12)
a single transaction or series of related transactions that involves assets or the issuance or sale of Capital Stock of any of the Issuer’s Restricted Subsidiaries having a fair market value of less than $5.0 million.

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in the Sale/Leaseback Transaction, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).
“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended, and codified as 11 U.S.C. §§101 et seq.
“Board of Directors” means the Board of Directors of the Issuer or, other than for purposes of the definition of “Change of Control,” any committee thereof duly authorized to act on behalf of such Board.
“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.
“Borrowing Base” means, as of any date, an amount equal to: (a) 85% of the face amount of all accounts receivable owned by the Issuer and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date that were not more than 90 days past due; plus (b) 70% of the book value of all inventory, net of reserves, owned by the Issuer and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date.
“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City (or any other city in which a paying agent maintains its office).
“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty; provided, however, that any lease existing on the Issue Date that is not characterized as a Capitalized Lease Obligation on the Issue Date shall not be reclassified as a Capitalized Lease Obligation as a result of any changes in interpretive releases or literature regarding GAAP.
“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Cash Management Obligations” means, with respect to any Person, all obligations (including fees, expenses and overdrafts and related liabilities) of such Person to any other Person that arise from credit cards, stored value cards, credit card processing services, debit cards, purchase cards (including so called “procurement cards” or “P-cards”), treasury, depositary or cash management services, including in connection with any automated clearing house transfers of funds, or any similar transactions.
“Change of Control” means the occurrence of any of the following events:

(1)
any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the Issuer (for the purposes of this clause (1), such person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such person is the beneficial owner (as defined in this clause (1)), directly or indirectly, of 50% or more of the voting power of the Voting Stock of such parent corporation);

(2)	the first day on which a majority of the members of the Board of Directors of the Issuer are not Continuing Directors;

(3)	the shareholders of the Issuer shall have approved any plan of liquidation or dissolution of the Issuer;

(4)
(a) all or substantially all of the assets of the Issuer and the Restricted Subsidiaries are sold or otherwise transferred to any Person other than a Wholly Owned Subsidiary or (b) the Issuer consolidates or merges with or into another Person or any Person consolidates or merges with or into the Issuer, in either case under this clause (4), in one transaction or a series of related transactions in which immediately after the consummation thereof Persons beneficially owning (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, Voting Stock representing in the aggregate a majority of the total voting power of the Voting Stock of the Issuer immediately prior to such consummation do not beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, Voting Stock representing a majority of the total voting power of the Voting Stock of the Issuer or the surviving or transferee Person; or

(5)	the occurrence of a “Fundamental Change” under the Convertible Notes Indenture.
“Clearstream” means Clearstream Banking, société anonyme.
“Code” means the Internal Revenue Code of 1986, as amended.
“Consolidated Coverage Ratio” as of any date of determination means the ratio of

(x) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available prior to the date of such determination to
(y) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

(1)
if the Issuer or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid) with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period;

(2)
if the Issuer or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Issuer or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

(3)
if since the beginning of such period the Issuer or any Restricted Subsidiary shall have made any Asset Disposition, then EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Issuer or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Issuer and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Issuer and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(4)
if since the beginning of such period the Issuer or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition (including by way of lease) of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(5)
if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Issuer or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an Asset Disposition or an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in accordance with Regulation S-X under the Securities Act. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect was Incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period.
“Consolidated Current Liabilities” as of the date of determination means the aggregate amount of liabilities of the Issuer and its consolidated Restricted Subsidiaries which would properly be classified as current liabilities (including taxes accrued as estimated), on a consolidated balance sheet of the Issuer and its Restricted Subsidiaries at such date, after eliminating:

(1)	all intercompany items between the Issuer and any Restricted Subsidiary; and

(2)	all current maturities of long-term Indebtedness, all as determined in accordance with GAAP consistently applied.
“Consolidated Interest Expense” means, for any period, the sum, without duplication, of:

(1)
the consolidated interest expense of the Issuer and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2)	the consolidated interest expense of the Issuer and its Restricted Subsidiaries that was capitalized during such period; plus

(3)
any interest on Indebtedness of another Person that is guaranteed by the Issuer or one of its Restricted Subsidiaries or secured by a Lien on assets of the Issuer or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4)
the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Preferred Stock of the Issuer or any of its Restricted Subsidiaries, other than dividends on Capital Stock payable solely in Capital Stock of the Issuer (other than Disqualified Stock) or to the Issuer or a Restricted Subsidiary of the Issuer, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined Federal, state and local statutory tax rate of the Issuer, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, for any period, the net income of the Issuer and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income:

(1)	any net income of any Person (other than the Issuer) if such Person is not a Restricted Subsidiary or that is accounted for by the equity method of accounting, except that:

(a)
the Issuer’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Issuer or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

(b)	the Issuer’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

(2)
any net income of any Restricted Subsidiary (other than a Subsidiary Guarantor) if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Issuer, except that:

(a)
subject to the exclusion contained in clause (3) below, the Issuer’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Issuer or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

(b)	the Issuer’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

(3)
any gain or loss realized upon the sale or other disposition of any assets of the Issuer or its Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business, or any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person or any gain or loss realized in connection with the early extinguishment of Indebtedness or any Hedging Obligations, together with any related provision for taxes on any such gain;

(4)	any non-cash goodwill or intangible asset impairment charges pursuant to FASB ASC 350; and

(5)	the cumulative effect of a change in accounting principles.
Notwithstanding the foregoing, for the purpose of the covenant set forth in Section 4.09 hereof only, there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Investments (other than Permitted Investments) made by the Issuer and the Restricted Subsidiaries, any repurchases and redemptions of Investments (other than Permitted Investments) made by the Issuer and the Restricted Subsidiaries, any repayments of loans and advances which constitute Investments (other than Permitted Investments) made by the Issuer and any Restricted Subsidiary, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under clause (3)(iv) of Section 4.09(a) hereof.
“Consolidated Net Tangible Assets,” as of any date of determination, means the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) which would appear on a balance sheet of the Issuer and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of:

(1)	non-controlling interests in Restricted Subsidiaries held by Persons other than the Issuer or a Restricted Subsidiary;

(2)	excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors;

(3)	any revaluation or other write-up in book value of assets subsequent to the Issue Date as a result of a change in the method of valuation in accordance with GAAP consistently applied;

(4)
unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

(5)	treasury stock;

(6)
cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

(7)	Investments in and assets of Unrestricted Subsidiaries.
“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Issuer who:

(1)	was a member of such Board of Directors on the Issue Date; or

(2)
was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Convertible Notes” means the $100.0 million aggregate principal amount of 3.80% Convertible Senior Notes due 2017, issued by the Issuer pursuant to the Convertible Notes Indenture.
“Convertible Notes Indenture” means the Indenture, dated as of July 27, 2011, between the Issuer and U.S. Bank National Association, as trustee as in effect on the Issue Date, without giving effect to any amendments, supplements or modifications thereto.
“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at 100 Wall Street, Suite 1600, New York, New York 10005.

“Credit Facilities” means, with respect to the Issuer or any Restricted Subsidiary, one or more debt facilities (including the ABL Credit Agreement and the INMETCO Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, production payments, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.
“Credit Facility Cash Management Obligations” means the ABL Facility Cash Management Obligations and the INMETCO Facility Cash Management Obligations.
“Credit Facility Hedging Obligations” means the ABL Facility Hedging Obligations and the INMETCO Facility Hedging Obligations.
“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary.
“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under the Bankruptcy Code or any similar Federal or state law for the relief of debtors.
“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
“Depositary” means The Depository Trust Company, its nominees and successors.
“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary of the Issuer in connection with an Asset Disposition that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of Cash Consideration received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.
“Disqualified Stock” means any Capital Stock of a Person or any of its Restricted Subsidiaries that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part or (c) is convertible or exchangeable at the option of the holder thereof for Indebtedness or Disqualified Stock, on or prior to, in the case of clause (a), (b) or (c), 91 days after the Stated Maturity of the Notes.

Notwithstanding the preceding sentence:

(1)
any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock so long as the right to have such Capital Stock repurchased upon a change of control or asset sale are no more favorable to the holders thereof than the requirements set forth herein under Sections 4.10 and 4.11 hereof;

(2)
any Capital Stock issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; and

(3)
any Capital Stock held by any future, current or former employee, director, manager or consultant (or their respective trusts, estates, investment funds, investment vehicles or immediate family members) of the Issuer, any of its Subsidiaries or any parent in each case upon the termination of employment or death of such person pursuant to any stock option plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries.

“Domestic Restricted Subsidiary” means, with respect to any Person, a Domestic Subsidiary of such Person that is a Restricted Subsidiary of such Person.
“Domestic Subsidiary” means, with respect to any Person, a Subsidiary of such Person that is not a Foreign Subsidiary of such Person.
“EBITDA” for any period means the sum of Consolidated Net Income, plus Consolidated Interest Expense plus, to the extent deducted in calculating such Consolidated Net Income:

(1)	an amount equal to any extraordinary loss plus any net loss realized by the Issuer and any of its Restricted Subsidiaries in connection with an asset sale;

(2)	provision for taxes based on income or profits of the Issuer and its Restricted Subsidiaries for such period;

(3)
depreciation, amortization and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of the Issuer and its Restricted Subsidiaries for such period;

(4)	an amount equal to the loss on the extinguishment of debt;

(5)	any of the following non-recurring charges realized by the Issuer and any of its Restricted Subsidiaries:

(a)	any non-cash compensation expense recognized for grants of equity awards;

(b)
restructuring and other non-recurring expenses and extraordinary losses, including restructuring charges and asset impairment charges (including severance-related charges) associated with the Monaca Facility; and

(c)	unrealized losses associated with the Issuer’s hedging activities carried out in the ordinary course of business; minus

(6)
non-cash items increasing such Consolidated Net Income for such period, other than the accrual of income in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP; minus

(7)	unrealized gains associated with the Issuer’s hedging activities carried out in the ordinary course of business.
“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Foreign Subsidiary” means any Subsidiary that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof, and any Subsidiary of such Foreign Subsidiary.
“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.
“Global Note Legend” means the legend set forth in Section 2.06(f)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.
“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and the Original Issue Discount Legend, if applicable, and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Sections 2.01, 2.06(b) or 2.06(d) hereof.
“Guarantee” means, without duplication, any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)
to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2)	entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);
provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.
“Guarantee Agreement” means a supplemental indenture pursuant to which a Subsidiary Guarantor or any other Person becomes subject to the applicable terms and conditions of this Indenture.
“Hedging Contract” means any purchase or hedging agreement, arrangement or transaction related to the purchase or sale of zinc, nickel or other commodity used in the ordinary course of business, in each case, that is designed to provide protection against zinc, nickel or other commodity price fluctuations.
“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Hedging Contract, Interest Rate Agreement or Currency Agreement.
“Holder” means the Person in whose name a Note is registered on the Registrar’s books.
“Horsehead” means Horsehead Corporation, a Delaware corporation and Wholly Owned Subsidiary of the Issuer.
“Horsehead Security Agreement” means the Security Agreement, dated as of July 26, 2012, made by Horsehead, the Issuer and the other ABL Facility Guarantors in favor of the Senior Secured Notes Collateral Agent, as amended or supplemented from time to time in accordance with its terms.
“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend, the Private Placement Legend and the Original Issue Discount Legend, if applicable, and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.
“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.
“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)
the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(2)	all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/ Leaseback Transactions entered into by such Person;

(3)
all obligations of such Person issued or assumed as the deferred purchase price of property (which purchase price is due more than six months after the date of taking delivery of title to such property), including all obligations of such Person for the deferred purchase price of property under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(4)
all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(5)	the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (but excluding any accrued dividends);

(6)	to the extent not otherwise included in the definition, Hedging Obligations of such Person;

(7)
all obligations of the type referred to in clauses (1) through (6) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; and

(8)
all obligations of the type referred to in clauses (1) through (7) of other Persons secured by any Lien on any property or asset of such first-mentioned Person (whether or not such obligation is assumed by such first-mentioned Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.
The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, assuming the contingency giving rise to the obligation were to have occurred on such date, of any Guarantees outstanding at such date.
None of the following shall constitute Indebtedness:

(1)
Indebtedness arising from agreements providing for indemnification, adjustment of purchase price, earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP or from guarantees securing any obligations of the Issuer or any of its Subsidiaries pursuant to such agreements, Incurred or assumed in connection with the disposition or acquisition of any business, assets or Subsidiary of the Issuer, other than guarantees or similar credit support by the Issuer or any of its Subsidiaries of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(2)	any trade payables or other similar liabilities to trade creditors and other accrued current liabilities Incurred in the ordinary course of business as the deferred purchase price of property;

(3)	any liability for Federal, state, local or other taxes owed or owing by such Person;

(4)	amounts due in the ordinary course of business to other royalty and working interest owners;

(5)	obligations arising from guarantees to suppliers, lessors, licensees, contractors, franchisees or customers Incurred in the ordinary course of business;

(6)
obligations (other than express Guarantees of Indebtedness for borrowed money) in respect of Indebtedness of other Persons arising in connection with (A) the sale or discount of accounts receivable, (B) trade acceptances and (C) endorsements of instruments for deposit in the ordinary course of business;

(7)	obligations in respect of performance bonds provided by the Issuer or its Subsidiaries in the ordinary course of business and refinancing thereof;

(8)
obligations arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds; provided, however that such obligation is extinguished within ten (10) Business Days of its Incurrence;

(9)	obligations in respect of any obligations under workers’ compensation laws and similar legislation; and

(10)	any unrealized losses or charges in respect of Hedging Obligations (including those resulting from the application of the “Derivatives and Hedging” topic of the FASC).
“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.
“Indenture Documents” means the Notes, this Indenture and the Subsidiary Guarantees.
“Indenture Obligations” means all Obligations in respect of the Notes or arising under the Indenture Documents. Indenture Obligations shall include all interest accrued (or which would, absent the commencement of an insolvency or liquidation proceeding, accrue) after the commencement of an insolvency or liquidation proceeding in accordance with and at the rate specified in the relevant Indenture Document whether or not the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding.
“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
“Initial Notes” means the first $40.0 million aggregate principal amount of Notes issued under this Indenture on the Issue Date.
“INMETCO” means The International Metals Reclamation Company, Inc., a Wholly Owned Subsidiary of the Issuer.
“INMETCO Agent” means the trustee, administrative agent, collateral agent, security agent or similar agent and any successor thereof under the INMETCO Facility.
“INMETCO Collateral” means (i) all existing and future property and assets owned by each INMETCO Company, whether real, personal or mixed, with respect to which a Lien is granted or held as security for the Indenture Obligations and (ii) all Capital Stock of INMETCO owned by the Issuer, and all proceeds of any of the foregoing, in whatever form received.
“INMETCO Companies” means INMETCO and the INMETCO Facility Guarantors (other than the Issuer).
“INMETCO Facility” means the Credit Agreement, dated as of June 24, 2013, by and between INMETCO, as borrower, and Wells Fargo Bank, N.A., as lender, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced, refinanced or increased in whole or in part from time to time in one or more agreements, indentures, notes, bonds, facilities or other forms of Indebtedness (in each case with the same or new agents, lenders or investors), including any agreement adding or changing the borrowers or issuer or any guarantor or extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder as increasing the amount loaned or issued thereunder (provided such increase is otherwise permitted under Section 4.08 hereof).

“INMETCO Facility Cash Management Obligations” means any Cash Management Obligations of INMETCO or any INMETCO Facility Guarantor secured by any INMETCO Collateral under the INMETCO Facility Collateral Documents pursuant to a Permitted Lien described in clause (9) of the definition thereof.
“INMETCO Facility Claims” means (a) Indebtedness owing by INMETCO and INMETCO Facility Guarantors under the INMETCO Facility Documents, (b) the INMETCO Facility Cash Management Obligations and the INMETCO Facility Hedging Obligations, and (c) all other Obligations of INMETCO and the INMETCO Facility Guarantors under the documents relating to Indebtedness described in clauses (a) and (b) above. INMETCO Facility Claims shall include all interest accrued (or which would, absent the commencement of an insolvency or liquidation proceeding, accrue) after the commencement of an insolvency or liquidation proceeding in accordance with and at the rate specified in the relevant INMETCO Facility Document whether or not the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding.
“INMETCO Facility Collateral Documents” has the meaning ascribed thereto in the INMETCO Intercreditor Agreement.
“INMETCO Facility Documents” means the agreement, document or instrument pursuant to which a Lien is granted securing any INMETCO Facility Claims or under which rights or remedies with respect to such Liens are governed, and each of the other agreements, documents and instruments (including each agreement, document or instrument providing for or evidencing an INMETCO Facility Hedging Obligation or INMETCO Facility Cash Management Obligation) providing for or evidencing any Obligation under any other INMETCO Facility Claim, and any other related document or instrument executed or delivered pursuant to any INMETCO Facility Document at any time or otherwise evidencing any INMETCO Facility Claims.
“INMETCO Facility Guarantors” means the Issuer and each Subsidiary of INMETCO that Guarantees any INMETCO Facility Claims.
“INMETCO Facility Hedging Obligations” means any Hedging Obligations of INMETCO or any INMETCO Facility Guarantor that are permitted to be incurred under clause (b)(8) of Section 4.08 hereof and that are secured by any INMETCO Collateral under the INMETCO Facility Collateral Documents pursuant to Permitted Liens subject to the INMETCO Intercreditor Agreement.
“INMETCO Facility Lenders” means the Persons holding INMETCO Facility Claims, including the INMETCO Agent.
“INMETCO Intercreditor Agreement” means the Intercreditor Agreement among the INMETCO Agent, the Senior Secured Notes Collateral Agent, INMETCO and the INMETCO Facility Guarantors, dated as of June 24, 2013, as the same may be amended, supplemented or modified from time to time.

“INMETCO Security Agreement” means the Security Agreement, dated as of July 26, 2012, made by the Issuer and the INMETCO Companies in favor of the Senior Secured Notes Collateral Agent, as amended or supplemented from time to time in accordance with its terms.
“INMETCO Representative” means the trustee, agent or representative (if any) for an issue of INMETCO Senior Indebtedness; provided that if, and for so long as, such INMETCO Senior Indebtedness lacks such an INMETCO Representative, then the INMETCO Representative for such INMETCO Senior Indebtedness shall at all times constitute the holder or holders of a majority in outstanding principal amount of obligations under such INMETCO Senior Indebtedness.
“INMETCO Senior Indebtedness” means Indebtedness of INMETCO in respect of the Senior Secured Notes and the INMETCO Facility and any refinancing of such Indebtedness, to the extent permitted under this Indenture.
“Institutional Accredited Investor” means an institution that is an “accredited investor” as that term is defined in Rule 501(a)(1), (2), (3) or (4) under the Securities Act, but is not also a QIB.
“Intercreditor Agreements” means, collectively, the ABL Intercreditor Agreement and the INMETCO Intercreditor Agreement.
“Interest Payment Date” means June 1 and December 1 of each year to Stated Maturity; provided that if any such day is not a Business Day, the next succeeding Business Day.
“Interest Rate Agreement” means any non-speculative interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Issuer or any Restricted Subsidiary against fluctuations in interest rates.
“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the Issuer) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. Except as otherwise provided for herein, the amount of an Investment shall be its fair value at the time the Investment is made and without giving effect to subsequent changes in value.
If the Issuer or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any Restricted Subsidiary, or any Restricted Subsidiary issues any Capital Stock, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the fair market value of the Capital Stock of and all other Investments in such Restricted Subsidiary retained.

For purposes of the definition of “Unrestricted Subsidiary,” the definition of “Restricted Payment” and the covenant described under Section 4.09 hereof:

(1)
“Investment” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2)
any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

“Investment Grade” means (1) BBB — (with a stable outlook) or above, in the case of S&P (or its equivalent under any successor Rating Categories of S&P) and Baa3 (with a stable outlook) or above, in the case of Moody’s (or its equivalent under any successor Rating Categories of Moody’s), or (2) the equivalent in respect of the Rating Categories of any Rating Agencies.
“Issue Date” means the date on which the Notes are originally issued.
“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).
“Maturity Date” means June 1, 2017.
“Mortgages” means the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents securing Liens on the Premises as well as the other Senior Secured Notes Collateral secured by and described in the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents.
“Monaca Facility” means the Issuer’s zinc smelter and refinery facility located in Monaca, Pennsylvania.
“Moody’s” means Moody’s Investors Service, Inc.
“Net Available Cash” from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of

Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of:

(1)
all legal, title and recording tax expenses, commissions and other fees (including financial and other advisory fees) and expenses Incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

(2)
all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

(3)	all distributions and other payments required to be made to non-controlling interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

(4)
the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Issuer or any Restricted Subsidiary after such Asset Disposition.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, initial purchasers’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.
“Non-recourse Purchase Money Indebtedness” means Indebtedness (other than Capital Lease Obligations) of the Issuer or any Subsidiary Guarantor incurred in connection with the acquisition by the Issuer or such Subsidiary Guarantor in the ordinary course of business of fixed assets used in a Permitted Business (including office buildings and other real property used by the Issuer or such Subsidiary Guarantor in conducting its operations) with respect to which:

(1)
the holders of such Indebtedness agree that they will look solely to the fixed assets so acquired which secure such Indebtedness, and neither the Issuer nor any Restricted Subsidiary (a) is directly or indirectly liable for such Indebtedness or (b) provides credit support, including any undertaking, Guarantee, agreement or instrument that would constitute Indebtedness (other than the grant of a Lien on such acquired fixed assets); and

(2)
no default or event of default with respect to such Indebtedness would cause, or permit (after notice or passage of time or otherwise), any holder of any other Indebtedness of the Issuer or a Subsidiary Guarantor to declare a default or event of default on such other Indebtedness or cause the payment, repurchase, redemption, defeasance or other acquisition or retirement for value thereof to be accelerated or payable prior to any scheduled principal payment, scheduled sinking fund payment or maturity.
“Non-U.S. Person” means a Person who is not a U.S. person, as defined in Regulation S.
“Notes” means the Initial Notes and the Additional Notes, if any, treated as single class of securities, as amended or supplemental from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.
“Obligations” means all obligations for principal, premium, interest (including in the case of Obligations in respect of the Notes all interest accrued thereon after the commencement of any bankruptcy, insolvency or liquidation proceeding at the rate, including any applicable post-default rate specified in this Indenture or the Notes, even if such interest is not enforceable, allowable or allowed as claim in such proceeding), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
“Officer” means the Chairman of the Board, the President, any Vice Chairman of the Board, Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Assistant Secretary of a Person.
“Officers’ Certificate” means with respect to the Issuer or any other obligor upon the Notes, a certificate signed by two Officers of such Person.
“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer.
“Original Issue Discount Legend” means the legend set forth in Section 2.06(f)(4) hereof.
“Pari Passu Indebtedness” means: (1) with respect to the Issuer, the Notes and any Indebtedness that ranks pari passu in right of payment to the Notes; and (2) with respect to any Subsidiary Guarantor, its Subsidiary Guarantee and any Indebtedness that ranks pari passu in right of payment to such Subsidiary Guarantor’s Subsidiary Guarantee.
“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to Depositary, shall include Euroclear and Clearstream).
“Permitted Business” means the business conducted by the Issuer and its Subsidiaries on July 26, 2012, any business that is related, ancillary or complementary to the businesses of the Issuer and its Restricted Subsidiaries on July 26, 2012 and any business of a nature that is or shall have become related to environmental services, metals processing and metals reclamation and all related activities incidental thereto.

“Permitted Investment” means an Investment by the Issuer or any Restricted Subsidiary in:

(1)
the Issuer, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Permitted Business;

(2)
another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Issuer or a Restricted Subsidiary; provided, however, that such Person’s primary business is a Permitted Business;

(3)	Temporary Cash Investments;

(4)
receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)
loans and advances (including payroll advances) to, or guarantees provided for the benefit of, officers, directors and employees for travel, entertainment, relocation and other business expenses Incurred in the ordinary course of business;

(6)
any Investments (A) acquired in exchange for any other Investment or accounts receivable (including obligations of trade creditors or customers that were Incurred in the ordinary course of business) held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) acquired as a result of a foreclosure by the Issuer or such Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; or (C) received in compromise or resolution of litigation, arbitration or other disputes;

(7)
securities or other assets, including earn-outs, not constituting cash or Temporary Cash Investments and received in connection with an Asset Disposition that was made pursuant to and in compliance with Section 4.11 hereof;

(8)	Investments made pursuant to Hedging Obligations of the Issuer and the Restricted Subsidiaries;

(9)
in connection with the management of employee benefit trust funds of the Issuer or any Subsidiary Guarantor, Investment of such employee benefit trust funds in Investments of a type generally and customarily used in the management of employee benefit trust funds;

(10)	repurchases of the Notes;

(11)
any Investment existing on, or made pursuant to binding commitments existing on, July 26, 2012 and any replacement, refunding, refinancing, extension, modification or renewal thereof; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on July 26, 2012 or (b) as otherwise permitted under this Indenture;

(12)
Investments acquired after July 26, 2012 as a result of the acquisition by the Issuer or any Restricted Subsidiary of the Issuer of another Person, including by way of a merger or consolidation with or into the Issuer or any of its Restricted Subsidiaries in a transaction that is not prohibited by Section 5.01 hereof to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation;

(13)
loans and advances to, or guarantees provided after July 26, 2012 for the benefit of, officers, directors and employees to fund such Person’s purchase of Capital Stock of the Issuer in an aggregate amount not to exceed $1.0 million outstanding at any one time under this clause (13);

(14)
Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or purchases of contract rights or licenses of intellectual property, in each case, in the ordinary course of business;

(15)	Investments consisting of deposits, prepayment and other credits to suppliers or lessors in the ordinary course of business;

(16)	any Guarantee of Indebtedness permitted to be Incurred by Section 4.08 hereof; or

(17)
other Investments (including Investments in joint ventures) after July 26, 2012 in an aggregate amount not to exceed the greater of (x) $20.0 million and (y) 3.75% of Consolidated Net Tangible Assets, in each case, at any one time outstanding (with each Investment being valued as of the date made and without regard to subsequent changes in value).

All Permitted Investments outstanding on the Issue Date and made on or after July 26, 2012 that were permitted under the Senior Secured Notes Indenture prior to the Issue Date pursuant to a clause corresponding to any of clauses (11), (12), (13) or (17) above shall be deemed to have been made on the Issue Date pursuant to the corresponding clause above in an amount equal to the amount of such Permitted Investment when actually made.
“Permitted Liens” means, with respect to any Person:

(1)	Liens on assets of the Issuer or any of its Restricted Subsidiaries securing Credit Facilities incurred pursuant to clause (b)(1) of Section 4.08 hereof;

(2)	Liens existing as of July 26, 2012 (other than the Liens described in clauses (1) and (3));

(3)
Liens securing the Senior Secured Notes issued on July 26, 2012 (excluding any Additional Senior Secured Notes), any Senior Secured Notes Subsidiary Guarantee and other obligations arising under the Senior Secured Notes Indenture, the Senior Secured Notes Subsidiary Guarantees and the Senior Secured Notes Collateral Agreements;

(4)
any Lien existing on any property of a Person at the time such Person is merged or consolidated with or into the Issuer or a Restricted Subsidiary or becomes a Restricted Subsidiary (and not Incurred in anticipation of or in connection with such transaction); provided that such Liens are not extended to other property of the Issuer or the Restricted Subsidiaries;

(5)
any Lien existing on any property (including Capital Stock) at the time of the acquisition thereof (and not Incurred in anticipation of or in connection with such transaction); provided that such Liens are not extended to other property of the Issuer or the Restricted Subsidiaries;

(6)
encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor encroachments or defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of business or to the ownership of properties that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(7)
Liens for taxes, assessments or other governmental charges, claims or levies not yet delinquent, or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted or for property taxes on property that the Issuer or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

(8)
Liens Incurred to secure judgment and attachment Liens or in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice;

(9)	Liens securing Hedging Obligations or Cash Management Obligations which are otherwise permitted under this Indenture;

(10)	Liens securing Non-recourse Purchase Money Indebtedness and Capital Lease Obligations Incurred pursuant to clause (b)(6) of Section 4.08 hereof; provided that such Liens attach only to the property acquired with the proceeds of such purchase money Indebtedness or the property which is the subject of such Capital Lease Obligations;

(11)
Liens securing Non-recourse Purchase Money Indebtedness granted in connection with the acquisition by the Issuer or any Restricted Subsidiary in the ordinary course of business of fixed assets used in a Permitted Business (including the office buildings and other real property used by the Issuer or such Restricted Subsidiary in conducting its operations); provided that (i) such Liens attach only to the fixed assets acquired with the proceeds of such Non-recourse Purchase Money Indebtedness; and (ii) such Non-Recourse Purchase Money Indebtedness is not in excess of the purchase price of such fixed assets;

(12)
Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of decreasing or legally defeasing Indebtedness of the Issuer or any Restricted Subsidiary so long as such deposit of funds is permitted by the provisions of Section 4.09 hereof;

(13)	Liens resulting from a pledge of Capital Stock of a Person that is not a Restricted Subsidiary to secure obligations of such Person and any refinancings thereof;

(14)
Liens to secure any permitted extension, renewal, refinancings, refundings or exchange (or successive extensions, renewals, refinancing, refunding or exchanges), in whole or in part, of or for any Indebtedness secured by Liens referred to in clauses (2), (3), (4), (5), (10), (11), (24), (25) and (26); provided, however, that (i) such new Lien shall be limited to all or part of the same property (including future improvements thereon and accessions thereto) subject to the original Lien and (ii) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, the committed amount of the Indebtedness secured by such original Lien immediately prior to such extension, renewal, refinancing, refunding or exchange and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(15)	Liens in favor of the Issuer or a Restricted Subsidiary;

(16)
claims, Liens or encumbrances upon, and defects of title to, real or personal property, including any attachment of personal or real property or real property or other legal process prior to adjudication of a dispute on the merits, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed, (B) if a final judgment is entered and such judgment is discharged within forty five (45) days of entry, or (C) the payment of which is covered in full (subject to customary deductible) by insurance;

(17)	Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or consignments entered into by the Issuer and its Restricted Subsidiaries;

(18)	Liens on the equity interests or assets of Unrestricted Subsidiaries or any Person who is not a Subsidiary of the Issuer;

(19)	Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, Incurred in the ordinary course of business;

(20)	Liens on cash, Temporary Cash Investments or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(21)
Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(22)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(23)
pledges or deposits by such Person under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with performance, bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(24)	Liens on assets of the Issuer or any of its Restricted Subsidiaries securing Indebtedness incurred pursuant to clause (b)(13) of Section 4.08 hereof;

(25)	Liens on assets of the Issuer or any of its Restricted Subsidiaries securing up to $15.0 million of Indebtedness incurred pursuant to clause (b)(14) of Section 4.08 hereof;

(26)
other Liens not otherwise permitted hereunder with respect to Indebtedness that does not in the aggregate exceed at any one time outstanding the greater of (x)  $15.0 million and (y) 2.75% of Consolidated Net Tangible Assets at the time of Incurrence of any Indebtedness secured by a Lien permitted by this clause (26); and

(27)	Liens to secure Indebtedness Incurred pursuant to clause (b)(12) of Section 4.08 hereof.

For purposes of determining compliance with this definition, (A) Permitted Liens need not be incurred solely by reference to one category of Permitted Liens described above but are permitted to be incurred in part under any combination thereof and (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens described above, the Issuer may, in its sole discretion, classify or reclassify such item of Permitted Liens (or any portion thereof) in any manner that complies with this definition and the Issuer may divide and classify a Lien in more than one of the types of Permitted Liens in one of the above clauses; provided that any Lien existing on the Issue Date and incurred on or after July 26, 2012 that was permitted under the Senior Secured Notes Indenture prior to the Issue Date pursuant to a clause corresponding to either of clauses (25) and (26) above shall be deemed to have been Incurred and existing on the Issue Date pursuant to the corresponding clause above for purposes of this Indenture.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.
The term “principal” of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.
“Private Placement Legend” means the legend set forth in Section 2.06(f)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Rating Agencies” means (1) S&P and Moody’s or (2) if S&P or Moody’s or both of them are not making ratings publicly available, a nationally recognized statistical rating organization within the meaning of Rule 15c3-1(c)(2) under the Exchange Act, as the case may be, selected by the Issuer, which will be substituted for S&P or Moody’s or both, as the case may be.
“Record Date” means any of the Record Dates specified in the Notes, whether or not a Legal Holiday.
“Redemption Price” means, when used with respect to any Note to be redeemed, the price fixed for redemption pursuant to this Indenture and the Notes.
“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease, discharge or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.
“Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of the Issuer or any Restricted Subsidiary, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

(1)
such Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has an Weighted Average Life to Maturity that is (a) equal to or greater than the remaining Weighted Average Life to Maturity of, the Indebtedness being Refinanced or (b) more than ninety (90) days after the final maturity date of the Notes;

(2)
such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced;

(3)
if the Refinanced Indebtedness was subordinated in right of payment to the Notes or the Subsidiary Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is subordinate in right of payment to the Notes or the Subsidiary Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness;

(4)
such Refinancing Indebtedness is Incurred either by the Issuer or by the Restricted Subsidiary of the Issuer that was the obligor on the Indebtedness being Refinanced and is guaranteed only by Persons who were obligors on the Indebtedness being Refinanced;

(5)
to the extent such Refinancing Indebtedness is secured, the Lien securing such Refinancing Indebtedness has a Lien priority equal with or junior to the Liens securing the Indebtedness being Refinanced; and

(6)
if the Indebtedness being Refinanced is Non-recourse Purchase Money Indebtedness, such Refinancing Indebtedness satisfies clauses (1) and (2) of the definition of “Non-recourse Purchase Money Indebtedness”; provided further, however, that Refinancing Indebtedness shall not include:

(x)    Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor that refinances Indebtedness of the Issuer or a Subsidiary Guarantor that could not have been initially Incurred by such Restricted Subsidiary pursuant to Section 4.08 hereof; or

(y)    Indebtedness of the Issuer or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.
“Regulation S” means Regulation S under the Securities Act.
“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.
“Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A hereto bearing the Global Note Legend, the Private Placement Legend and the Original Issue Discount Legend, if applicable, and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.
“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A hereto bearing the Global Note Legend, the Private Placement Legend, the Regulation S Temporary Global Note Legend and Original Issue Discount Legend, if applicable, and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.
“Regulation S Temporary Global Note Legend” means the legend set forth in Section 2.06(f)(3) hereof.
“Restricted Definitive Note” means a Definitive Note bearing the Placement Legend and the Original Issue Discount Legend, if applicable.
“Restricted Global Note” means a Global Note bearing the Private Placement Legend and the Original Issue Discount Legend, if applicable.
“Restricted Payment” with respect to any Person means:

(1)
the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment (a) in connection with any merger or consolidation involving such Person or (b) of any cash or other property in respect of shares of Capital Stock otherwise issuable upon the conversion or exercise of any right, warrant, option, or convertible or exchangeable debt or equity security) or similar payment to the direct or indirect holders of its Capital Stock (other than (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (y) dividends or distributions payable solely to the Issuer or a Restricted Subsidiary, and (z) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

(2)	the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Issuer held by any Person;

(3)
the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of such Person (other than amounts owed to the Issuer or a Subsidiary Guarantor or the purchase, repurchase or other acquisition of Subordinated Obligations of such Person purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition); or

(4)	the making of any Investment (other than a Permitted Investment) in any Person.
“Restricted Period” means the forty (40) day distribution compliance period as defined in Regulation S.
“Restricted Security” has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.
“Restricted Subsidiary” means any Subsidiary of the Issuer that is not an Unrestricted Subsidiary.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Rule 903” means Rule 903 promulgated under the Securities Act.
“Rule 904” means Rule 904 promulgated under the Securities Act.
“Rutherford County Facility” means the Issuer’s zinc plant located in Rutherford County, North Carolina.
“S&P” means Standard & Poor’s Ratings Group.
“Sale/Leaseback Transaction” means an arrangement relating to property owned on the Issue Date or thereafter acquired whereby the Issuer or a Restricted Subsidiary transfers such property to a Person and the Issuer or a Restricted Subsidiary leases it from such Person.
“SEC” means the Securities and Exchange Commission.
“Secured Indebtedness” means any Indebtedness secured by a Lien.
“Secured Leverage Ratio” means, as of any date of determination, the ratio of (1) the aggregate principal amount of all outstanding Indebtedness of the Issuer and/or the Restricted Subsidiaries secured by a Lien to (2) the Issuer’s EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Coverage Ratio.
“Securities Act” means the Securities Act of 1933, as amended.
“Security Agreement” means (i) the Horsehead Security Agreement, (ii) the INMETCO Security Agreement and (iii) any other security agreement pursuant to which a Lien is granted by the Issuer or a Senior Secured Notes Subsidiary Guarantor on any Senior Secured Notes Collateral to secure any Obligations under the Senior Secured Notes Indenture, in each case, as amended or supplemented from time to time in accordance with its terms.
“Senior Secured Notes” means the 10.50% Senior Secured Notes due 2017, issued by the Issuer and guaranteed by the Subsidiary Guarantors pursuant to the Senior Secured Notes Indenture.
“Senior Secured Notes Collateral” means all of the assets of the Issuer or any Senior Secured Notes Subsidiary Guarantor, whether now owned or hereafter existing and whether real, personal or mixed, which secure the Obligations under the Senior Secured Notes Indenture.
“Senior Secured Notes Collateral Agent” means the collateral agent and any successor under the Senior Secured Notes Indenture.
“Senior Secured Notes Collateral Agreements” means, collectively, the Intercreditor Agreements, the Security Agreements, each Mortgage and any other agreement, document or instrument pursuant to which a Lien is granted by the Issuer or a Senior Secured Notes Subsidiary Guarantor to secure any Obligations under the Senior Secured Notes Indenture or under which rights or remedies with respect to any such Lien are governed, in each case, as the same may be in force from time to time.
“Senior Secured Notes Indenture” means the Indenture, dated as of July 26, 2012, among the Issuer, the Subsidiary Guarantors and U.S. Bank National Association, as trustee and collateral agent, governing the Senior Secured Notes, as amended, supplemented or modified from time to time.
“Senior Secured Notes Subsidiary Guarantor” means each Subsidiary of the Issuer that executed the Senior Secured Notes Indenture as a Guarantor and each other Subsidiary of the Issuer that thereafter guaranteed or guarantees the Senior Secured Notes pursuant to the terms of the Senior Secured Notes Indenture.
“Senior Subsidiary Guarantor” means each Subsidiary of the Issuer, other than INMETCO, that executes this Indenture as a Guarantor and each other Subsidiary of the Issuer that thereafter guarantees the Notes pursuant to the terms of this Indenture.
“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).
“Stock Offering” means a primary offering, whether public or private, of shares of common stock of the Issuer.
“Subordinated Obligation” means any Indebtedness of the Issuer or any Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is contractually subordinate in right of payment to, in the case of the Issuer, the Notes or, in the case of a Subsidiary Guarantor, its Subsidiary Guarantee pursuant to a written agreement to that effect.
“Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:

(1)	such Person;

(2)	such Person and one or more Subsidiaries of such Person; or

(3)	one or more Subsidiaries of such Person.
“Subsidiary Guarantor” means, collectively, the Senior Subsidiary Guarantors and INMETCO.
“Temporary Cash Investments” means any of the following:

(1)	any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

(2)
investments in time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $500.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A-” (or such similar equivalent rating) or higher by at least one nationally recognized credit rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor whose assets consist of obligations of the types described in clauses (1), (2), (3), (4) and (5) hereof;

(3)
repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(4)
investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a Person (other than an Affiliate of the Issuer) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-2” (or higher) according to Moody’s or “A-2” (or higher) according to S&P or “R-1” (or higher) by Dominion Bond Rating Service Limited or Canadian Bond Rating Service, Inc. (in the case of a Canadian issuer);

(5)
investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or “A” by Moody’s;

(6)
investments in asset-backed securities maturing within one year of the date of acquisition thereof with a long-term rating at the time as of which any investment therein is made of “A3” (or higher) by Dominion Bond Rating Service Limited or Canadian Bond Rating Service, Inc. (in the case of a Canadian issuer);

(7)	obligations of any foreign government or obligations that possess a guaranty of the full faith and credit of any foreign government;

(8)
obligations of United States government-sponsored enterprises, Federal agencies, and Federal financing banks that are not otherwise authorized including, but not limited to, (i) United States government-sponsored enterprises such as instrumentalities of the Federal Credit System (Bank for Cooperatives, Federal Land Banks), Federal Home Loan Banks and Federal National Mortgage Association and (ii) Federal agencies such as instrumentalities of the Department of Housing and Urban Development (Federal Housing Administration, Government National Mortgage Association), Export-Import Bank, Farmers Home Administration and Tennessee Valley Authority;

(9)	debt obligations (other than commercial paper obligations) of domestic or foreign corporations;

(10)	preferred stock obligations with a floating rate dividend that is reset periodically at auction;

(11)
investments in repurchase agreements collateralized by any of the above securities eligible for outright purchase, provided the collateral is delivered to a bank custody account in accordance with the terms of a written repurchase agreement with a dealer or bank; and

(12)
Investments in shares of institutional mutual funds whose investment policies are essentially in agreement with the above type and criteria for investments otherwise set forth in this definition of Permitted Investments, provided that investments described in clauses (7) through (12) above are restricted to obligations rated no lower than A-3 or P-1 by Moody’s or A- or A-1 by S&P.
“Treasury Rate” means as of any date of redemption of Notes the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two (2) Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to June 1, 2016; provided, however, that if the period from the redemption date to June 1, 2016 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear Interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to June 1, 2016 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.
“Trust Officer” when used with respect to the Trustee means any officer or authorized representative of the Trustee within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also, with respect to a particular matter, any other officer of the Trustee to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject.
“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.
“Unrestricted Subsidiary” means:

(1)	any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

(2)	any Subsidiary of an Unrestricted Subsidiary.
The Board of Directors may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Issuer or any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.09 hereof. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Issuer could Incur $1.00 of additional Indebtedness under clause (a) of Section 4.08 hereof or the Consolidated Coverage Ratio would be equal to or greater than it was immediately prior to giving effect to such designation and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced by the Issuer to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.
“U.S. Legal Tender” means such coin or currency of the United States which, as at the time of payment, shall be immediately available legal tender for the payment of public and private debts.
“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.
“U.S. Person” means a Person who is a U.S. person as defined in Regulation S.
“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)
the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such Indebtedness.
“Wholly Owned Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares and shares held by other Persons to the extent such shares are required by applicable law to be held by a Person other than the Issuer or a Restricted Subsidiary) is owned by the Issuer or one or more Wholly Owned Subsidiaries.

Section 1.02	Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.14
“Acceptable Commitment”	4.11
“Asset Disposition Offer”	4.11
“Authenticating Agent”	2.02
“Cash Consideration”	4.11
“Change of Control Offer”	4.10
“Change of Control Payment”	4.10
“Change of Control Payment Date”	4.10
“covenant defeasance option”	8.01
“CUSIP”	2.12
“Definitive Notes”	2.06
“Events of Default”	6.01
“Excess Proceeds”	4.11
“Initial Default”	6.01
“INMETCO Guarantee”	10.01
“INMETCO Guarantee Blockage Notice”	13.03
“INMETCO Guarantee Payment Blockage Period”	13.03
“INMETCO Non-Payment Default”	13.03
“INMETCO Payment Default”	13.03
“INMETCO Permitted Junior Securities”	13.01
“Incurrence”	Definition of the term “Incur”
“Issuer”	Preamble
“legal defeasance option”	8.01
“Legal Holiday”	12.05
“pay its INMETCO Guarantee”	13.03
“Paying Agent”	2.03
“Payment Default”	6.01
“Premises”	4.17
“Redemption Date”	3.01
“Register”	2.03
“Registrar”	2.03
“Reversion Date”	4.21
“Senior Subsidiary Guarantee”	10.01
“Subsidiary Guarantees”	10.01
“Successor Company”	5.01
“Suspended Covenants”	4.21
“Suspension Event”	4.21

Section 1.03	Rules of Construction.

Unless the context otherwise requires:
(i)    a term has the meaning assigned to it;
(ii)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(iii)    “or” is not exclusive;
(iv)    words in the singular include the plural, and words in the plural include the singular;
(v)    “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;
(vi)    when the words “includes” or “including” are used herein, they shall be deemed to be followed by the words “without limitation;”
(vii)    all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated; and
(viii)    unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Indenture shall have such meanings when used in each other Indenture Document.
ARTICLE II

THE NOTES

Section 2.01	Form and Dating.
(a)    General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, the Applicable Procedures or stock exchange rules or usage. Each Note will be dated the date of its authentication.
The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
(b)    Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.
(c)    Temporary Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The Restricted Period will be terminated prior to the stated 40 day period upon the receipt by the Trustee of a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream, certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note bearing a Private Placement Legend or an IAI Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(b) hereof).
Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note will be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee will cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.
(d)    Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02	Execution and Authentication; Additional Notes; Aggregate Principal Amount.

An Officer of the Issuer shall sign the Notes for the Issuer by manual or facsimile signature.
If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.
A Note shall not be valid until an authorized signatory of the Trustee manually or by facsimile signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.
The Issuer may, subject to compliance with Sections 4.08 and 4.13 hereof, issue Additional Notes in an unlimited amount under this Indenture.
The Trustee shall authenticate the Initial Notes for original issue in the aggregate principal amount not to exceed $40.0 million and one or more series of Additional Notes in each case upon written orders of the Issuer in the form of an Officers’ Certificate, which Officers’ Certificate shall, in the case of any issuance of Additional Notes, certify that such issuance is in compliance with Sections 4.08 and 4.13 hereof. In addition, each Officers’ Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated and whether the Notes are to be Initial Notes or Additional Notes. All Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes shall have the right to vote or consent as a separate class on any matter.
The Trustee may appoint an authenticating agent (the “Authenticating Agent”) reasonably acceptable to the Issuer to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer.
The Notes shall be issuable in fully registered form only, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 2.03	Registrar and Paying Agent.
The Issuer shall maintain an office or agency which shall initially be the office of the Corporate Trust Office of the Trustee, where (a) Notes may be presented or surrendered for registration of transfer or for exchange (the “Registrar”) and (b) Notes may be presented or surrendered for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange (the “Register”). The Issuer, upon prior written notice to the Trustee, may have one or more co-Registrars and one or more additional Paying Agents reasonably acceptable to the Trustee. The term “Paying Agent” includes any additional Paying Agent.

The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee in writing, in advance, of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.
The Issuer initially appoints the Trustee as Registrar and Paying Agent in connection with the Notes. The Paying Agent or Registrar may resign upon thirty (30) days’ written notice to the Issuer.

Section 2.04	Obligations of Paying Agent.
The Issuer shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold separate and apart from, and not commingle with any other properties, for the benefit of the Holders or the Trustee, all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Issuer or any other obligor on the Notes), and the Issuer and the Paying Agent shall notify the Trustee in writing of any Default by the Issuer (or any other obligor on the Notes) in making any such payment. The Issuer at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any Payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon receipt by the Trustee of all assets that shall have been delivered by the Issuer to the Paying Agent, the Paying Agent shall have no further liability for such assets.

Section 2.05	Holder Lists.
The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Issuer shall furnish or cause the Registrar to furnish to the Trustee at least seven (7) Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably request of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

Section 2.06	Transfer and Exchange.
(a)    Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuer for certificated Notes in fully registered form without interest coupons (“Definitive Notes”) if:

(1)    the Depositary notifies the Issuer that it is unwilling or unable to continue as depository for the Global Notes and a successor Depositary is not appointed by the Issuer within ninety (90) days of such notice;
(2)    the Issuer in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Notes issued under Regulation S be exchanged by the Issuer for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or
(3)    an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary to issue Definitive Notes.
Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.
(b)    Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. None of the Issuer, the Trustee, Paying Agent, nor any agent of the Issuer shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
(1)    Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).
(2)    All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:
(i)    both:
(A)    a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and
(B)    instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or
(ii)    both:
(A)    a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and
(B)    instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (i) above;
provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act.
Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.
(3)    Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global

Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:
(i)    if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(ii)    if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
(iii)    if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable.
(4)    Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) hereof and the Registrar receives the following:
(i)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
(ii)    if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (4), if the Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
If any such transfer is effected pursuant to subparagraph (4) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Officers’ Certificate in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (4) above.
Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
(c)    Transfer or Exchange of Beneficial Interests for Definitive Notes.
(1)    Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:
(iii)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
(iv)    if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
(v)    if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
(vi)    if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
(vii)    if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (ii) through (iv) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;
(viii)    if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(ix)    if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof;
the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuer shall execute and, upon receipt of an Officers’ Certificate pursuant to Section 2.02 hereof, the Trustee shall authenticate and deliver to the Person designated in the Officers’ Certificate a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
(2)    Beneficial Interests in Regulation S Temporary Global Note to Definitive
Notes. Notwithstanding Sections 2.06(c)(1)(i) and (iii) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.
(3)    Beneficial Interests in Restricted Global Notes to Unrestricted Definitive
Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:
(iii)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
(iv)    if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (3), if the Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(4)    Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuer shall execute and, upon receipt of an Officers’ Certificate pursuant to Section 2.02 hereof, the Trustee shall authenticate and deliver to the Person designated in the Officers’ Certificate a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will not bear the Private Placement Legend.
(d)    Transfer and Exchange of Definitive Notes for Beneficial Interests.
(1)    Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
(iv)    if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
(v)    if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
(vi)    if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(vii)    if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
(viii)    if such Restricted Definitive Note is being transferred to an
Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (ii) through (iv) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;
(ix)    if such Restricted Definitive Note is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
(x)     if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof;
the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (i) above, the appropriate Restricted Global Note, in the case of clause (ii) above, the 144A Global Note, and in the case of clause (iii) above, the Regulation S Global Note and, in all other cases, the IAI Global Note.
(2)    Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:
(v)    if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
(vi)    if the Holder of such Definitive Notes proposes to transfer such
Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (2), if the Registrar or the Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
(3)    Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
If any such exchange or transfer from a Definitive Note to a beneficial interest in an Unrestricted Global Note is effected pursuant to subparagraphs (2) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Officers’ Certificate in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
(e)    Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).
(1)    Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
(vii)    if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(viii)    if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(ix)    if the transfer will be made to an Institutional Accredited Investor, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (3)(d) hereof; or
(x)    if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
(2)    Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:
(i)    if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
(ii)    if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (2), if the Registrar or the Issuer so requests, an Opinion of Counsel in form reasonably satisfactory to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(3)    Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
(f)    Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.
(1)    Private Placement Legend.
(iii)    Except as permitted by subparagraph (ii) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY REGULATION D THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) (a) TO A PERSON WHO IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (c) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), (ii) TO THE ISSUER, OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”

(iv)    Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.
(2)    Global Note Legend. Each Global Note will bear a legend in substantially the following form:
“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3)    Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note will bear a legend in substantially the following form:
“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.”
(4)    Original Issue Discount Legend. Each Global Note and each Definitive Note shall bear a legend in substantially the following form, if applicable:
“THIS SECURITY HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR PURPOSES OF SECTIONS 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986. FOR INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF OID PER $1,000 OF PRINCIPAL AMOUNT, THE ISSUE DATE, THE YIELD TO MATURITY, THE COMPARABLE YIELD AND THE PROJECTED PAYMENT SCHEDULE, PLEASE CONTACT THE ISSUER AT HORSEHEAD HOLDING CORP., 4955 STEUBENVILLE PIKE, SUITE 405, PITTSBURGH, PENNSYLVANIA 15205, ATTN: CHIEF FINANCIAL OFFICER.”
(g)    Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note will be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
(h)    General Provisions Relating to Transfers and Exchanges.
(1)    To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Officers’ Certificate in accordance with Section 2.02 hereof.

(2)    No service charge will be made to a Holder of a beneficial interest in a
Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.10, 4.11 and 9.04 hereof).
(3)    The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
(4)    All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes, made in accordance with this Section 2.06, will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
(5)    Neither the Registrar nor the Issuer shall be required:
(i)    to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business fifteen (15) days before the day of any mailing of a notice of redemption of Notes under Section 3.03 hereof and ending at the close of business on the mailing of such notice of redemption;
(ii)    to register the transfer of or to exchange any Note called for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or
(iii)    to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.
(6)    Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.
(7)    The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.
(8)    All certifications, certificates and Opinions of Counsel required to be submitted pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.
(9)    Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

(10)    Each Holder agrees to indemnify the Issuer and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States Federal or state securities law.
(11)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07	Replacement Notes.
If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims in writing that the Note has been lost, destroyed or wrongfully taken, then, in the absence of written notice to the Issuer upon its request or the Trustee that such Note has been acquired by a protected purchaser, the Issuer shall issue and the Trustee shall authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. Except with respect to mutilated Notes, such Holder must provide an affidavit of lost certificate and an indemnity bond or other indemnity, sufficient in the judgment of both (i) the Trustee to protect the Trustee and (ii) the Issuer to protect the Issuer, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Issuer may charge such Holder for its reasonable out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of its counsel and of the Trustee and its counsel. In case any mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may pay such Note instead of issuing a new Note in replacement thereof. Every replacement Note shall constitute an additional obligation of the Issuer, entitled to the benefits of this Indenture.

Section 2.08	Outstanding Notes.
Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Subject to the provisions of Section 2.09 and Section 2.11 hereof, a Note does not cease to be outstanding because the Issuer or any of its Affiliates holds the Note.
If a Note is replaced pursuant to Section 2.07 hereof (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07 hereof.

If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest, due on the Notes payable on that date and is not prohibited from paying such U.S. Legal Tender or U.S. Government Obligations to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

Section 2.09	Treasury Notes; When Notes Are Disregarded.
In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Issuer or any of its Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered. Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes the pledgee’s right so to act with respect to such Notes and that the pledgee is not one of the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or of such other obligor.

Section 2.10	Temporary Notes.
Until certificates representing Notes are ready for delivery, the Issuer may prepare and execute and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Issuer in the form of an Officers’ Certificate. The Officers’ Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of certificates representing Notes but may have variations that the Issuer consider appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate upon receipt of a written order of the Issuer pursuant to Section 2.02 hereof certificates representing Notes in exchange for temporary Notes. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as certificates representing Notes.

Section 2.11	Cancellation.
The Issuer at any time may deliver Notes previously authenticated hereunder to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07 hereof, the Issuer may not issue new Notes to replace Notes that they have paid or delivered to the Trustee for cancellation. If the Issuer shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11 hereof. The Trustee shall dispose of all cancelled Notes in accordance with customary procedures or, at the written request of the Issuer, shall return the same to the Issuer (unless applicable law or the Trustee’s procedures requires the Trustee to retain possession of such cancelled Notes).

Section 2.12	CUSIP Numbers.
A “CUSIP” number shall be printed on the Notes, and the Trustee shall use the CUSIP number in notices of redemption, purchase or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify the Trustee in writing of any change in the CUSIP number.

Section 2.13	Deposit of Moneys.
Prior to 11:00 a.m. New York City time on each Interest Payment Date and the Maturity Date, the Issuer shall deposit with the Paying Agent U.S. Legal Tender sufficient to make cash payments, if any, due on such Interest Payment Date or the Maturity Date, as the case may be.
ARTICLE III

REDEMPTION

Section 3.01	Redemption.
(b)    Optional Redemption on or after June 1, 2016. Except as set forth in Sections 3.01(b) and (c) hereof, the Notes shall not be redeemable at the option of the Issuer prior to June 1, 2016. The Issuer may, at its option, upon not less than thirty (30) nor more than sixty (60) days’ prior notice, redeem the Notes, in whole or in part, at any time or from time to time, on and after June 1, 2016, at a Redemption Price (expressed as a percentage of the principal amount thereof) equal to 104.50%, plus accrued and unpaid interest, if any, to the date of redemption (the “Redemption Date”) (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).
(c)    Optional Redemption Upon Stock Offerings. At any time, or from time to time, prior to June 1, 2015, the Issuer may, at its option, on one or more occasions, upon not less than thirty (30) nor more than sixty (60) days’ prior notice, redeem the Notes (which includes Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) issued at a Redemption Price (expressed as a percentage of the principal amount thereof) equal to 109.00%, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), with the Net Cash Proceeds from one or more Stock Offerings; provided that at least 65% of such aggregate principal amount of Notes (which includes Additional Notes, if any) remains outstanding immediately after the occurrence of each such redemption (excluding Notes held, directly or indirectly, by the Issuer or its Affiliates) and each such redemption occurs within ninety (90) days after the date of consummation of the related Stock Offering.

(d)    Optional Redemption prior to June 1, 2016. The Issuer may, at its option, upon not less than thirty (30) nor more than sixty (60) days’ prior notice, redeem the Notes, in whole or in part, at any time or from time to time, prior to June 1, 2016, at a Redemption Price equal to 100% of the principal amount thereof plus the Applicable Premium as of, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).
If an optional redemption date is on or after an interest Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name the Note is registered at the close of business on such Record Date. Unless the Issuer defaults in the payment of the Redemption Price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable Redemption Date.
(e)    Mandatory Redemption. The Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. The Issuer or any of its Affiliates may, at any time, and from time to time, acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise.

Section 3.02	Selection of Notes to be Redeemed.
If fewer than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate. The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $2,000. Notes and portions of them the Trustee selects shall be in amounts of $2,000 or a whole multiple of $1,000 in excess thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Issuer, the Registrar and each Paying Agent promptly of the Notes or portions of Notes to be redeemed.

Section 3.03	Notice of Redemption.
Notices of redemption will be mailed by electronic transmission (for Notes held in book-entry form) or first class mail at least thirty (30) but not more than sixty (60) days before the Redemption Date to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than sixty (60) days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture. At the Issuer’s written request delivered at least two (2) Business Days before the notice of redemption is to be given to the Holders (unless a shorter period shall be acceptable to the Trustee), the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense, provided that the Issuer’s request to the Trustee contains the information listed in clauses (1) through (8) below. Failure to give notice of redemption, or any defect therein to any Holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Note.

Each notice of redemption shall identify the Notes to be redeemed and shall state:
(1)    the Redemption Date;
(2)    the Redemption Price and the amount of accrued interest to be paid to (but not including) the Redemption Date;
(3)    the name and address of the Paying Agent;
(4)    the CUSIP number;
(5)    the subparagraph of the Notes pursuant to which such redemption is being made;
(6)    the place where such Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest to (but not including) the Redemption Date;
(7)    that, unless the Issuer fails to deposit with the Paying Agent funds in satisfaction of the applicable Redemption Price, interest on Notes called for redemption ceases to accrue on and after the Redemption Date in accordance with Section 3.05 hereof, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued interest to (but not including) the Redemption Date, upon surrender to the Paying Agent of the Notes redeemed; and
(8)    if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof shall be issued.
If any of the Notes to be redeemed is in the form of a Global Note, then the Issuer shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemption.

Section 3.04	Effect of Notice of Redemption.
Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes or portions thereof called for redemption shall become irrevocably due and payable on the Redemption Date and at the Redemption Price plus accrued interest to the Redemption Date. Upon surrender to the Trustee or Paying Agent, such Notes or portions thereof called for redemption shall be paid at the Redemption Price plus accrued interest thereon to the Redemption Date, but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates referred to in the Notes. The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. Subject to Section 3.05 hereof, on and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption.

Section 3.05	Deposit of Redemption Price.
Not later than 11:00 a.m. New York City time on the Redemption Date, the Issuer shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued and unpaid interest to (but not including) the Redemption Date, of all Notes or portions thereof to be redeemed on that date.
The Paying Agent shall promptly return to the Issuer any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article VII.
If the Issuer complies with this Section 3.05, then the Notes to be redeemed shall cease to accrue interest on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

Section 3.06	Notes Redeemed in Part.
Upon surrender of a Note that is to be redeemed in part, the Issuer shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.
ARTICLE IV

COVENANTS

Section 4.01	Payment of Notes.
The Issuer shall pay the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal of, premium, if any, and interest, on, the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Issuer or an Affiliate of the Issuer) holds as of 11:00 a.m. New York City time on that date U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such U.S. Legal Tender to the Holders pursuant to the terms of this Indenture. The Issuer shall pay interest (including post-petition interest in any proceeding under the Bankruptcy Code or any similar Federal or state law for the relief of debtors) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under the Bankruptcy Code or any similar Federal or state law for the relief of debtors) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.
Notwithstanding anything to the contrary contained in this Indenture, the Issuer may, to the extent it are required to do so by law, deduct or withhold income or other similar taxes imposed by the United States from principal or interest payments hereunder.

Section 4.02	Maintenance of Office or Agency.

The Issuer shall maintain the office or agency required under Section 2.03 hereof. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office and the Issuer hereby appoints the Trustee as its agent to receive all such presentations and surrenders.

Section 4.03	Corporate Existence.
Except as otherwise permitted by Article IV, Article V and Article X, the Issuer shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect (i) its corporate existence and the limited liability company, corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer or any such Restricted Subsidiary and (ii) the material rights (charter and statutory), licenses and franchises of the Issuer and the Restricted Subsidiaries; provided, however, that the Issuer shall not be required to preserve any such material right, license or franchise, or other existence of any of the Restricted Subsidiaries, if the Board of Directors of the Issuer shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and the Restricted Subsidiaries, taken as a whole.

Section 4.04	Payment of Taxes and Other Claims.
The Issuer shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Restricted Subsidiaries or its properties or any of its Restricted Subsidiaries’ properties; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being or shall be contested in good faith by appropriate proceedings or where the failure to effect such payment is not adverse to any material respect to the Holders of the Notes.

Section 4.05	[Reserved].

Section 4.06	Compliance Certificate; Notice of Default.
(a)    The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer commencing with the fiscal year ending December 31, 2014, an Officers’ Certificate stating that in the course of the performance by each signer of his or her duties as an Officer of the Issuer he or she would normally have knowledge of any Default or Event of Default, a review of the activities of the Issuer during the preceding fiscal year has been made under the supervision of each signing Officer with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture, and whether or not each signer knows of any Default or Event of Default that occurred during the previous fiscal year. If so, the Officers’ Certificate shall describe the Default or Event of Default, its status and the action the Issuer is taking or proposes to take with respect thereto.
(b)    If any Default or Event of Default has occurred and is continuing or (ii) if any Holder has provided written notice to the Issuer that such Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Issuer shall deliver to the Trustee, at its address set forth in Section 12.02 hereof, by registered or certified mail or by telegram or facsimile transmission followed by hard copy by registered or certified mail an Officers’ Certificate specifying such event or notice, and the status thereof within ten (10) Business Days of any such Officer becoming aware of such occurrence.

Section 4.07	Waiver of Stay, Extension or Usury Laws.
The Issuer and the Subsidiary Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law that would prohibit or forgive the Issuer or Subsidiary Guarantors from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force; and (to the extent that they may lawfully do so) the Issuer and the Subsidiary Guarantors hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.08	Limitation on Indebtedness.
(a)    The Issuer shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness and shall not permit any Restricted Subsidiary to issue any Preferred Stock; provided, however, that the Issuer or a Subsidiary Guarantor may Incur Indebtedness and any Subsidiary Guarantor shall be entitled to issue any Preferred Stock if, on the date of such Incurrence and after giving effect thereto (including after giving pro forma effect to the application of the net proceeds therefrom as set forth in the definition of Consolidated Coverage Ratio), the Consolidated Coverage Ratio equals or exceeds 2.0 to 1.0.
(b)    The limitation described in the foregoing paragraph (a) shall not prohibit the following Indebtedness:
(5)    Indebtedness and letters of credit and bankers’ acceptances (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) of the Issuer or any Subsidiary Guarantor Incurred pursuant to any Credit Facility (excluding all Credit Facility Cash Management Obligations and Credit Facility Hedging Obligations), so long as the aggregate amount of all Indebtedness outstanding under all Credit Facilities Incurred pursuant to this clause (1) does not, at any one time, exceed the greatest of (x) $80 million less the aggregate sum of all principal payments actually made with respect to such Indebtedness pursuant to a prepayment of Indebtedness and accompanying permanent reduction in commitments under the ABL

Credit Agreement or the INMETCO Facility pursuant to Section 4.11 hereof, (y) the Borrowing Base as of the date of such Incurrence or (z) an additional amount of Indebtedness such that, after giving pro forma effect to the Incurrence of such Indebtedness and the application of the net proceeds therefrom, the Secured Leverage Ratio would not exceed 1.5 to 1.0; provided that any Refinancing Indebtedness in respect of Indebtedness Incurred under this clause (z) shall only be permitted to be Incurred under clause (5) of this Section 4.08(b);
(6)    Indebtedness owed to and held by the Issuer or any Restricted Subsidiary and the issuance by any Restricted Subsidiary to the Issuer or any Restricted Subsidiary of shares of Preferred Stock; provided, however, that (a) if owing by the Issuer or any Subsidiary Guarantor, such Indebtedness shall be unsecured and contractually subordinated in all respects (other than with respect to the maturity thereof) to the Obligations of the Issuer under the Notes and the other Indenture Documents or such Subsidiary Guarantor under its Subsidiary Guarantee and the other Indenture Documents, as the case may be, and (b) if as of any date any Person other than the Issuer or a Restricted Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness (other than Permitted Liens of the type described in clauses (1), (3) or (24) of the definition thereof), such date shall be deemed the incurrence of Indebtedness not permitted under this clause (2) by the issuer of such Indebtedness;
(7)    Indebtedness represented by the Notes (other than any Additional Notes) and the related Subsidiary Guarantees;
(8)    Indebtedness outstanding on July 26, 2012, including the Senior Secured Notes issued on such date (but excluding Indebtedness described in clauses (1) and (2) of this Section 4.08(b));
(9)    Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to this clause (5) or clauses (1)(z), (3), (4), (6), (10), (13) and (14) of this Section 4.08(b);
(10)    Non-recourse Purchase Money Indebtedness and Capital Lease Obligations Incurred by the Issuer or any Restricted Subsidiary, in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (6), including all Refinancing Indebtedness which serves to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (6), and then outstanding on the date of such Incurrence does not exceed the greater of (a) $10.0 million and (b) 2.0% of Consolidated Net Tangible Assets;
(11)    (i) Guarantees by the Issuer or any Subsidiary Guarantor of any Indebtedness of the Issuer or any other Subsidiary Guarantor that is permitted to be Incurred by another provision of this Indenture; and (ii) Guarantees by a Restricted Subsidiary that is not a Subsidiary Guarantor of any Indebtedness of the Issuer or any Restricted Subsidiary; provided, however, that, in each case, if the Indebtedness being Guaranteed is contractually subordinated to or pari passu with the Notes or a Subsidiary

Guarantee, then the Guarantee Incurred pursuant to this clause (7) shall be contractually subordinated or pari passu, as applicable, to the same extent as the Indebtedness being Guaranteed;
(12)    Indebtedness pursuant to (a) Hedging Obligations (including Credit Facility Hedging Obligations) entered into in the ordinary course of the Issuer’s or its Restricted Subsidiaries’ businesses, not for speculative purposes and otherwise in compliance with this Indenture and (b) all Cash Management Obligations (including Credit Facility Cash Management Obligations) owing by the Issuer or its Restricted Subsidiaries;
(13)    Indebtedness in respect of bid, performance, appeal or surety obligations and other similar types of obligations issued by or for the account of the Issuer or any Restricted Subsidiary in the ordinary course of business or consistent with past practice, including Guarantees and letters of credit functioning as or supporting such bid, performance, appeal or surety obligations;
(14)    Indebtedness of a Restricted Subsidiary outstanding on the date on which such Restricted Subsidiary was acquired by the Issuer or otherwise became a Restricted Subsidiary (other than Indebtedness incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Restricted Subsidiary became a subsidiary of the Issuer or was otherwise acquired by the Issuer), provided that after giving effect thereto, (a) the Issuer would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Coverage Ratio test in Section 4.08(a) hereof, or (b) the Consolidated Coverage Ratio would be no worse than immediately prior thereto;
(15)    Indebtedness consisting of promissory notes issued by the Issuer or any Restricted Subsidiary to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Capital Stock of the Issuer permitted by clause (b)(4) of Section 4.09 hereof;
(16)    Indebtedness of the Issuer and any Restricted Subsidiary of the Issuer to the extent the proceeds of such Indebtedness are deposited and used to defease or satisfy and discharge the Notes under Articles VIII or XI hereof;
(17)    Indebtedness of Foreign Subsidiaries of the Issuer in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (13), including all Refinancing Indebtedness Incurred which serves to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (13), and then outstanding on the date of such Incurrence, does not exceed the greater of (x) $20 million and (y) 3.75% of Consolidated Net Tangible Assets; and
(18)    Indebtedness of the Issuer and any Subsidiary Guarantor or the issuance of any Preferred Stock by any Subsidiary Guarantor, in an aggregate outstanding principal amount or liquidity preference amount which, when taken together with the principal amount of all other Indebtedness Incurred or liquidation preference amount of Preferred Stock issued pursuant to this clause (14), including all Refinancing Indebtedness Incurred which serves to refund, refinance or replace any Indebtedness Incurred or Preferred Stock issued pursuant to this clause (14), and then outstanding on the date of such Incurrence, does not exceed the sum of (x) $40.0 million plus (y) 75% of the Net Cash Proceeds received by the Issuer since immediately after July 26, 2012 from the issue or sale of Capital Stock of the Issuer or cash contributed to the capital of the Issuer (in each case other than proceeds of Disqualified Stock or sales of Capital Stock to, or contributions received from, the Issuer or any of its Subsidiaries) as determined in accordance with clause (a)(3)(ii) of Section 4.09 hereof, to the extent such Net Cash Proceeds or cash have not been applied to (A) make Restricted Payments or to make other Investments, payments or exchanges pursuant to clause (b) of Section 4.09 hereof or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (2) of the definition thereof) or (B) redeem Notes in compliance with the provisions of Section 3.01 hereof.
(c)    For purposes of determining compliance with this Section 4.08, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in Section 4.08(b)(1) through (14) hereof or is entitled to be Incurred pursuant to Section 4.08(a) hereof, the Issuer shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with this Section 4.08 (including splitting into multiple exceptions) and shall only be required to include the amount and type of such Indebtedness in one of such clauses of Section 4.08(b) or pursuant to Section 4.08(a) hereof; provided that (A) all Indebtedness under the ABL Credit Agreement and the INMETCO Facility outstanding on the Issue Date shall be deemed to have been Incurred on the Issue Date pursuant to Section 4.08(b)(1) hereof and the Issuer shall not be permitted to later reclassify all or any portion of such Indebtedness under the ABL Credit Agreement or the INMETCO Facility outstanding on the Issue Date and (B) all Indebtedness outstanding on the Issue Date and Incurred on or after July 26, 2012 that was permitted under the Senior Secured Notes Indenture prior to the Issue Date pursuant to a clause corresponding to any of clauses (b)(6), (13) and (14) above shall be deemed to have been Incurred and outstanding on the Issue Date pursuant to the corresponding clause above for purposes of this Indenture.
(d)    The Issuer shall not, and shall not permit any Subsidiary Guarantor to, directly or indirectly Incur any Indebtedness that is contractually subordinated in right of payment to any Indebtedness of the Issuer or such Subsidiary Guarantor, as the case may be, unless such Indebtedness is also contractually subordinated in right of payment to the Notes or the applicable Subsidiary Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuer or such Subsidiary Guarantor, as the case may be; provided that (i) unsecured Indebtedness shall not be treated as contractually subordinated to any other Indebtedness merely because it is unsecured; and (ii) Indebtedness shall not be treated as contractually subordinated in right of payment to other Indebtedness merely because such Indebtedness has a junior priority with respect to any collateral.

(e)    For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. dollar equivalent determined on the date of the Incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a currency agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such currency agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being refinanced will be the U.S. dollar equivalent of the Indebtedness being refinanced, except to the extent that (1) such U.S. dollar equivalent was determined based on a currency agreement, in which case the Refinancing Indebtedness will be determined in accordance with the preceding sentence, and (2) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being refinanced, in which case the U.S. dollar equivalent of such excess will be determined on the date such Refinancing Indebtedness is Incurred. The maximum amount of Indebtedness that the Issuer or any Restricted Subsidiary may Incur pursuant to this covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in exchange rates or currency values.

Section 4.09	Limitation on Restricted Payments.
(a)    The Issuer shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Issuer or such Restricted Subsidiary makes such Restricted Payment:
(19)    a Default shall have occurred and be continuing (or would result therefrom);
(20)    the Issuer is not able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.08(a) hereof; or
(21)    the aggregate amount of such Restricted Payment and all other Restricted Payments since July 26, 2012 would exceed the sum of (without duplication):
(i)    50% of the aggregate Consolidated Net Income of the Issuer accrued on a cumulative basis from the beginning of the fiscal quarter commencing immediately prior to July 26, 2012 and ending on the last day of the fiscal quarter ending on or immediately preceding the date of such proposed Restricted Payment (or, if such aggregate Consolidated Net Income shall be a deficit, minus 100% of such deficit);
(ii)    100% of the aggregate Net Cash Proceeds, and the fair market value of property and marketable securities, received by the Issuer subsequent to July 26, 2012 as a contribution to its common equity capital or from the issuance or sale of its Capital Stock or sale of convertible or exchangeable Capital Stock (other than Disqualified Stock) or debt securities of the Issuer (in each case that have been converted into or exchanged for Capital Stock of the Issuer); other than (w) an issuance or sale to a Subsidiary of the Issuer, (x) an issuance or sale to an employee stock ownership plan or to a trust established by the Issuer or any of its Subsidiaries for the benefit of their employees, (y) any Net Cash Proceeds of Stock Offerings to the extent used to redeem Notes in compliance with Section 3.01 hereof; and (z) any Net Cash Proceeds to the extent such Net Cash Proceeds have been used to Incur Indebtedness pursuant to Section 4.08(b)(14) hereof;
(iii)    the amount of any Indebtedness of the Issuer issued after July 26, 2012 (other than Indebtedness issued to a Subsidiary of the Issuer) which has been converted into or exchanged for Capital Stock of the Issuer (other than Disqualified Stock); provided that such Indebtedness is retired or extinguished; and
(iv)    an amount equal to the sum of (i) the net reduction in Investments made subsequent to July 26, 2012 by the Issuer or any Restricted Subsidiary in any Person resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to the Issuer or any Restricted Subsidiary from such Person, and (ii) the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary after July 26, 2012; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by the Issuer or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.
(b)    The provisions of the foregoing Section 4.09(a) shall not prohibit:
(1)    dividends or other distributions paid or the consummation of any irrevocable redemption within sixty (60) days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at such date of declaration or notice, such dividend or redemption payment would have complied with this covenant; provided, however, that such dividend or redemption payment shall be included in the calculation of the amount of Restricted Payments;
(2)    the making of any Restricted Payment in exchange for, or out of or with an amount of cash equal to the Net Cash Proceeds of the substantially concurrent sale of, Capital Stock of the Issuer (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Issuer or an employee stock ownership plan or a trust established by the Issuer or any of its Subsidiaries for the benefit of their employees); provided, however, that (A) such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments, (B) will not be considered to be Net Cash Proceeds of a Stock Offering for purposes of Section 3.01 hereof, (C) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under Section 4.09(a)(3)(ii) hereof (but only to the extent that such Net Cash Proceeds were used to make a Restricted Payment as provided in this Section 4.09(b)(2)) and (D) will not be considered to be Net Cash Proceeds for purposes of Section 4.08(b)(14) hereof;
(3)    any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Issuer or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations that constitute Refinancing Indebtedness of the Issuer; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;
(4)    the repurchase, redemption, cancellation or other acquisition or retirement of any Capital Stock of the Issuer or any of its Subsidiaries from any future, current or former officer, director, employee or consultants of the Issuer or any of its Subsidiaries (or their permitted transferees, assigns, estates or heirs), pursuant to any management equity plan, stock option plan, equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement or any other management or employee benefit plan, agreement or arrangement; provided, however, that the aggregate price paid for all such repurchased, redeemed, cancelled, acquired or retired Capital Stock under this clause (4) shall not exceed $2.5 million in any calendar year (with unused amounts in any calendar year being carried over to the next succeeding calendar year and no further); provided further, however, that such amount in any calendar year may be increased by an amount not to exceed: (i) the Net Cash Proceeds from the sale of Capital Stock (other than Disqualified Stock) of the Issuer to members of management, directors or consultants of the Issuer or any of its Subsidiaries that occurs after July 26, 2012 to the extent the Net Cash Proceeds from the sale of Capital Stock have not otherwise been applied to the making of Restricted Payments pursuant to Sections 4.09(a)(3)(ii) or 4.09(b)(2) hereof; plus (ii) the cash proceeds of “key man” life insurance policies received by the Issuer or its Restricted Subsidiaries after July 26, 2012; provided further, however, that such repurchases, redemptions, cancellations or other acquisitions or retirements shall be excluded in the calculation of the amount of Restricted Payments;
(5)    so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends or distributions to holders of any class or series of Disqualified Stock of the Issuer or any Restricted Subsidiary of the Issuer issued on or after July 26, 2012 in accordance with the Consolidated Coverage Ratio test described in Section 4.08(a) hereof; provided, however, that such declaration and payment shall be excluded in the calculation of the amount of Restricted Payments;
(6)    the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Issuer to the Holders of its Capital Stock on a pro rata basis; provided, however, that such payment shall be excluded in the calculation of the amount of Restricted Payments;

(7)    the repurchase of Capital Stock deemed to occur upon the exercise of stock options or warrants or similar stock-based instruments to the extent such Capital Stock represents a portion of the exercise price of those stock options or warrants or similar stock-based instruments or in connection with a gross-up or tax withholding related to such Capital Stock; provided, however, that such repurchase shall be excluded in the calculation of the amount of Restricted Payments;
(8)    payments of cash, dividends, distributions, advances or other Restricted Payments by the Issuer or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Capital Stock of any such Person; provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;
(9)    cash payments in respect of, or in connection with, any conversion, repayment, redemption, repurchase or other acquisition or retirement of the Convertible Notes, in an aggregate amount not to exceed the principal amount of such Convertible Notes provided, however, that such payments shall be included in the calculation of the amount of Restricted Payments;
(10)    the repurchase, redemption or other acquisition or retirement for value of any Subordinated Obligation or Disqualified Stock pursuant to provisions similar to those Sections 4.10 and 4.11 hereof; provided that a Change of Control Offer or Asset Disposition Offer, as applicable, has been made and all Notes tendered by Holders of the Notes in connection with a Change of Control Offer or Asset Disposition Offer, as applicable, have been repurchased, redeemed or acquired for value; provided, however, that such repurchase, redemption or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;
(11)    so long as the Rutherford County Facility is operating and is fully operational (as determined in good faith by the Board of Directors of the Issuer), the payment of dividends or distributions on the Issuer’s common equity of up to $5.0 million in any calendar year; provided, however, that such payment shall be included in the calculation of the amount of Restricted Payments; or
(12)    other Restricted Payments made after July 26, 2012 in an aggregate amount not to exceed $10.0 million; provided, however, that such Restricted Payments shall be included in the calculation of the amount of Restricted Payments.
The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined in good faith by the Board of Directors of the Issuer. The Board of Directors’ determination must be based upon an opinion or approval issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $15 million.

Section 4.10	Repurchase upon Change of Control.
(a)    Upon the occurrence of a Change of Control, unless the Issuer at such time has given notice of redemption pursuant to Section 3.01 hereof with respect to all outstanding Notes, the Issuer shall make an offer to purchase all of the Notes as described below (the “Change of Control Offer”), at a purchase price in cash (“Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to but excluding, the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).
(b)    Within thirty (30) days following a Change of Control, unless the Issuer at such time has given notice of redemption pursuant to Section 3.01 hereof with respect to all outstanding Notes, the Issuer shall mail by electronic transmission (for Notes held in book-entry form) or first class mail a notice to each Holder with a copy to the Trustee. Such notice shall state:
(12)    that a Change of Control has occurred and that such Holder has the right to require the Issuer to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest on the relevant Interest Payment Date);
(13)    the circumstances and relevant facts regarding such Change of Control;
(14)    the purchase date (which shall be no earlier than thirty (30) days nor later than sixty (60) days from the date such notice is mailed, other than as may be required by law) (the “Change of Control Payment Date”); and
(15)    the instructions determined by the Issuer, consistent with this Section 4.10, that a Holder must follow in order to have its Notes purchased.
(c)    If any of the Notes subject to the Change of Control Offer is in the form of a Global Note, then the Issuer shall modify such notice to the extent necessary to comply with the Applicable Procedures.
(d)    On or before the Change of Control Payment Date, the Issuer shall, to the extent lawful (i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee for cancellation the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuer. The Paying Agent shall promptly deliver to the Holders so tendered the purchase price for such Notes and the Issuer shall promptly issue and the Trustee shall promptly (but in any case not later than five (5) days after the Change of Control Payment Date) authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Notes not so accepted shall be promptly mailed (or caused to be transferred by book-entry) by the Issuer to the Holders thereof. For purposes of this Section 4.10, the Trustee shall act as the Paying Agent.
(e)    Any amounts remaining after the purchase of Notes pursuant to a Change of Control Offer shall promptly be returned by the Trustee to the Issuer.
(f)    Neither the Board of Directors of the Issuer nor the Trustee may waive the Issuer’s obligation to offer to purchase the Notes pursuant to this Section 4.10.
(g)    The Issuer shall comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.10, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.10 by virtue thereof.
(h)    The Issuer shall not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not properly withdrawn under such Change of Control Offer or (2) a notice of redemption has been given to the Trustee with respect to all of the Notes pursuant to Section 3.03 hereof unless and until there is a default in payment of the applicable Redemption Price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, or conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

Section 4.11	Limitation on Sales of Assets and Subsidiary Stock.
(a)    The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:
(16)    the Issuer or such Restricted Subsidiary receives consideration at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition in good faith by an Officer of the Issuer or of such Restricted Subsidiary with responsibility for such transaction, or the Board of Directors if the Asset Disposition exceeds $20.0 million, which determination shall be conclusive evidence of compliance with this provision), of the equity and assets subject to such Asset Disposition;

(17)    at least 75% of the consideration received by the Issuer or such Restricted Subsidiary is in the form of cash or Temporary Cash Investments, Additional Assets or any combination thereof (collectively, the “Cash Consideration”); and
(18)    an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Issuer (or such Restricted Subsidiary, as the case may be), at its option:
(i)    to repay or prepay Secured Indebtedness within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash, provided such prepayment or repayment permanently retires, or reduces the related loan commitment for, such Secured Indebtedness in an amount equal to the principal amount so prepaid or repaid;
(ii)    to the extent the Issuer elects, to acquire Additional Assets in a Permitted Business within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;
(iii)    to make a capital expenditure;
(iv)    to repay Indebtedness and other Obligations of a Restricted Subsidiary of the Issuer that is not a Subsidiary Guarantor (other than Indebtedness owed to the Issuer or a Restricted Subsidiary of the Issuer);
(v)    to repay (i) Indebtedness or other Obligations of the Issuer that rank pari passu with the Notes or (ii) Indebtedness and other Obligations of a Subsidiary Guarantor that rank pari passu with such Subsidiary Guarantor’s Subsidiary Guarantee (other than Indebtedness owed to the Issuer or a Restricted Subsidiary of the Issuer); provided that the Issuer shall equally and ratably redeem or repurchase the Notes pursuant to Section 3.01 hereof or by making an offer (in accordance with the procedures set forth in Section 4.11(b) hereof for an Asset Disposition Offer) to all holders to purchase the Notes at 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to but not including the date of repayment; or
(vi)    to make a combination of repayments and investments permitted by the foregoing clauses (i) through (v).
Pending application of Net Available Cash pursuant to this Section 4.11(a)(3), such Net Available Cash may be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit Indebtedness.
For the purposes of Section 4.11(a), the following shall be deemed to be cash or Temporary Cash Investments: (i) any liabilities, as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto, of the Issuer or any Restricted Subsidiary (other than contingent liabilities and Subordinated Obligations) that are assumed by the transferee of any such assets and from which the Issuer and all Restricted Subsidiaries of the Issuer have been released; (ii) any securities, notes or other obligations received by the Issuer or any such Restricted Subsidiary from such transferee that are within 180 days after the closing of such Asset Disposition, subject to ordinary settlement periods, converted by the Issuer or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion; or (iii) any Designated Non-cash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Disposition having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (iii) that is at that time outstanding not to exceed $15.0 million with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.
(b)    The amount of Net Available Cash not applied or invested as provided above will constitute “Excess Proceeds.” Within thirty (30) days of the date on which the aggregate amount of Excess Proceeds equals or exceeds $20.0 million, or on any earlier date, if the Issuer so elects, the Issuer shall make such offer to purchase Notes (an “Asset Disposition Offer”) and any other Pari Passu Indebtedness of the Issuer containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets, on or before the 366th day after the later of the date of such Asset Disposition or the receipt of such Net Available Cash, provided, however, that if during such 365-day period referenced in clause (3)(iii) of Section 4.11(a) hereof, the Issuer or a Restricted Subsidiary enters into a definitive binding agreement committing it to apply such Net Available Cash in accordance with the requirements of clause (3)(iii) of Section 4.11(a) hereof within 180 days of such commitment (an “Acceptable Commitment”), such 365-day period will be extended with respect to the amount of Net Available Cash so committed for a period not to exceed 180 days until such Net Available Cash are required to be applied in accordance with such agreement (or, if earlier, until termination of such agreement), and shall purchase Notes tendered pursuant to an Asset Disposition Offer by the Issuer for the Notes (and such other Pari Passu Indebtedness of the Issuer) at a purchase price of 100% of their principal amount without premium, plus accrued but unpaid interest (or, in respect of such other Pari Passu Indebtedness of the Issuer, such lesser price, if any, as may be provided for by the terms of such Pari Passu Indebtedness of the Issuer) in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. If the aggregate purchase price of the securities tendered exceeds the amount of Excess Proceeds, the Issuer shall select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the Notes will be denominations of $2,000 principal amount or integral multiples of $1,000 in excess thereof. Upon completion of such an Asset Disposition Offer to purchase, Excess Proceeds will be deemed to be reset to zero. If any Excess Proceeds remain after consummation of an Asset Disposition Offer, the Issuer and its Restricted Subsidiaries may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. For purposes of this paragraph and the preceding paragraph, the terms “Asset Disposition” and “Net Available Cash” shall include any “Asset Disposition” and “Net Available Cash”, respectively, as defined in the Senior Secured Notes Indenture as in effect immediately prior to the Issue Date.

(c)    The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.11. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.11, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this covenant by virtue of its compliance with such securities laws or regulations.

Section 4.12	Limitation on Restrictions on Distributions from Restricted Subsidiaries.
(a)    The Issuer shall not, and shall not permit any Restricted Subsidiary to, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary (A) to pay dividends or make any other distributions on its Capital Stock to the Issuer or any of its Restricted Subsidiaries or pay any Indebtedness owed to the Issuer or a Restricted Subsidiary, (B) to make any loans or advances to the Issuer or a Restricted Subsidiary or (C) to transfer any of its property or assets to the Issuer or a Restricted Subsidiary, except:
(1)    any encumbrance or restriction in an agreement in effect on the Issue Date (including, without limitation, pursuant to or required by the ABL Credit Agreement, the Senior Secured Notes Indenture, the INMETCO Facility or related documents as in effect on the Issue Date);
(2)    any encumbrance or restriction with respect to or pursuant to an instrument relating to any Indebtedness or Capital Stock of a Person in effect on or prior to the date on which such Person was acquired by the Issuer or became a Restricted Subsidiary of the Issuer (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was acquired by the Issuer);
(3)    any such encumbrance or restriction consisting of customary nonassignment provisions in leases, subleases or licenses to the extent such provisions restrict the transfer of the lease or the property or assets subject to such agreements;
(4)    in the case of clause (C) above, any encumbrances or restrictions related to purchase money obligations or other Obligations described in Section 4.08(b)(6) hereof for property so acquired that in each case impose restrictions of the nature described in clause (C) above on the property so acquired;
(5)    any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(6)    any encumbrance or restriction existing under or by reason of applicable law, rule, regulation or order;
(7)    any encumbrance or restriction existing under or by reason of any other agreements governing Indebtedness permitted to be Incurred pursuant to Section 4.08 hereof that contains encumbrances and restrictions that are not materially more restrictive with respect to any Restricted Subsidiary than those in effect on the Issue Date under the ABL Credit Agreement (as determined in good faith by the Board of Directors of the Issuer);
(8)    Liens permitted to be Incurred under Section 4.13 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;
(9)    restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
(10)    any encumbrance or restriction with respect to a Foreign Subsidiary pursuant to the terms of Indebtedness that was Incurred by such Foreign Subsidiary in compliance with the terms of this Indenture;
(11)    any encumbrance or restriction in this Indenture, the Notes and the Subsidiary Guarantees; and
(12)    any encumbrances or restrictions imposed by any amendments, restatements, modifications, renewals or refinancings (regardless of whether the principal amount of underlying Indebtedness is increased or decreased) of the contracts, instruments or obligations referred to in clauses (1) through (11) above; provided that such amendments or refinancings are, in the good faith judgment of the Issuer’s Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing.

Section 4.13	Limitation on Liens.
The Issuer shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur, assume or permit or suffer to exist any Liens (other than Permitted Liens) of any kind against or upon any property or assets of the Issuer or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom.

Section 4.14	Limitations on Affiliate Transactions.
(a)    The Issuer shall not, and shall not permit any Restricted Subsidiary to, enter into any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Issuer (an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $5.0 million unless the terms thereof:

(1)    are no less favorable to the Issuer or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate;
(2)    if such Affiliate Transaction involves an amount in excess of $20.0 million, are set forth in writing and have been approved by the Board of Directors, including a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction; and
(3)    if such Affiliate Transaction involves an amount in excess of $45.0 million, have been determined by a nationally recognized investment banking firm or other qualified independent appraiser to be fair, from a financial standpoint, to the Issuer and its Restricted Subsidiaries.
(b)    The provisions of the foregoing paragraph (a) shall not prohibit:
(1)    the sale to an Affiliate of the Issuer of Capital Stock of the Issuer that does not constitute Disqualified Stock, and the sale to an Affiliate of the Issuer of Indebtedness (including Disqualified Stock) of the Issuer in connection with an offering of such Indebtedness in a market transaction and on terms substantially identical to those of other purchasers in such market transaction;
(2)    transactions contemplated by any employee compensation arrangement, employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement (including, but not limited to, vacation plans, health and life insurance plans, deferred compensation plans, retirement or savings plans, and stock option, stock ownership or similar plans) entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;
(3)    the payment of reasonable compensation, fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) to officers, directors, employees or consultants of the Issuer and its Restricted Subsidiaries as determined in good faith by the Board of Directors of the Issuer or senior management thereof;
(4)    transactions between or among the Issuer and its Restricted Subsidiaries;
(5)    Permitted Investments and Restricted Payments that are permitted by Section 4.09 hereof;
(6)    payments, loans (or cancellation of loans) or advances to employees or consultants of the Issuer or any Restricted Subsidiary of the Issuer which are approved by the Board of Directors of the Issuer and are otherwise permitted under this Indenture, but in any event in an amount not to exceed $10.0 million in an aggregate principal amount outstanding at any one time;

(7)    transactions with a Person (other than an Unrestricted Subsidiary of the Issuer) that is an Affiliate of the Issuer solely because the Issuer owns, directly or through a Restricted Subsidiary, Capital Stock of, or controls, such Person;
(8)    any issuance of Capital Stock (other than Disqualified Stock) of the Issuer to any director, officer, employee or consultant of the Issuer or its Subsidiaries or any other Affiliates of the Issuer;
(9)    payments made or performance under any agreement as in effect on the Issue Date or any amendment thereto or renewal or replacement thereof (so long as any such amendment, renewal, or replacement is not disadvantageous to the Holders of the Notes when taken as a whole as compared to the applicable agreements as in effect on the Issue Date);
(10)    transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture that are fair to the Issuer or its Restricted Subsidiaries, in the reasonable determination of the members of the Board of Directors of the Issuer or the Officers thereof, or are on terms at least as favorable as would reasonably have been entered into at such time with an unaffiliated party;
(11)    transactions in which the Issuer or any Restricted Subsidiary delivers to the Trustee a letter from a nationally recognized investment banking firm or qualified independent appraiser stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view;
(12)    pledges of Capital Stock of Unrestricted Subsidiaries; and
(13)    any contribution to the capital of the Issuer.

Section 4.15	Limitation on Sale and Leaseback Transactions.
(a)    The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into any Sale/Leaseback Transaction; provided that the Issuer or any Restricted Subsidiary may enter into a Sale/Leaseback Transaction if:
(14)    the Issuer or such Restricted Subsidiary could have (a) Incurred the Indebtedness attributable to such Sale/Leaseback Transaction pursuant to Section 4.08 hereof and (b) Incurred a Lien to secure such Indebtedness pursuant to Section 4.13 hereof;
(15)    the gross cash proceeds of such Sale/Leaseback Transaction are at least equal to the fair market value of the asset that is the subject of such Sale/Leaseback Transaction; and

(16)    the transfer of assets in such Sale/Leaseback Transaction is permitted by, and the Issuer or the applicable Restricted Subsidiary applies the proceeds of such transaction in accordance with Section 4.11 hereof.

Section 4.16	Future Subsidiary Guarantors.
(a)    If, after the Issue Date, (a) the Issuer or any Restricted Subsidiary shall acquire or create another Domestic Restricted Subsidiary (other than a Subsidiary that has been designated an Unrestricted Subsidiary), (b) any Unrestricted Subsidiary that is a Domestic Subsidiary is redesignated a Restricted Subsidiary or (c) any Restricted Subsidiary (including any newly formed, newly acquired or newly redesignated Restricted Subsidiary) Guarantees any Indebtedness of the Issuer then, in each such case, the Issuer shall, within thirty (30) days following such event, cause such Restricted Subsidiary to:
(1)    execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit E hereto pursuant to which such Restricted Subsidiary shall unconditionally Guarantee on a senior unsecured basis all of the Issuer’s obligations under the Notes and this Indenture;
(2)    [Reserved];
(3)    take such further action and execute and deliver such other documents specified in this Indenture or otherwise reasonably requested by the Trustee to effectuate the foregoing; and
(4)    deliver to the Trustee an Opinion of Counsel satisfactory to the Trustee.
(b)    Each Subsidiary Guarantee shall be limited to an amount not to exceed the maximum amount that can be guaranteed by that Restricted Subsidiary without rendering the Subsidiary Guarantee, as it relates to such Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
(c)    Each Subsidiary Guarantee shall be automatically released in accordance with the provisions of Section 10.02 hereof.

Section 4.17	[Reserved].

Section 4.18	[Reserved].

Section 4.19	Conduct of Business.
The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any businesses other than Permitted Businesses.

Section 4.20	SEC Reports.

Whether or not required by the SEC, so long as any Notes are outstanding, the Issuer shall furnish to the Holders of Notes, within fifteen (15) days after the time periods specified in the SEC’s rules and regulations for a company that is subject to Section 13(a) or 15(d) of the Exchange Act:
(1)    all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Issuer were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Issuer’s certified independent accountants; and
(2)    all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file such reports;
provided that any such above information or reports filed with the Electronic Data Gathering and Retrieval System of the SEC (or successor system) and available publicly on the Internet shall be deemed to be furnished to the Holders of Notes.
The quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Issuer’s Unrestricted Subsidiaries.
In addition, whether or not required by the SEC, the Issuer shall file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within fifteen (15) days after the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Issuer agrees that it shall not take any action for the purpose of causing the SEC not to accept such filings. If, notwithstanding the foregoing, the SEC will not accept such filings for any reason, the Issuer shall post the reports specified in the preceding sentence on its website within the time periods that would apply if the Issuer were required to file those reports with the SEC.
In addition, to the extent not satisfied by the foregoing, the Issuer shall agree that, for so long as any Notes remain outstanding, it shall furnish to Holders of Notes and securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.21	Changes in Covenants When Notes Rated Investment Grade.
(a)    If on any date following the Issue Date:
(1)    the Notes are rated Investment Grade by both of the Rating Agencies; and

(2)    no Default or Event of Default shall have occurred and be continuing (a “Suspension Event”), then, beginning on that day and subject to the provisions of the following paragraph, the covenants under Sections 4.08, 4.09, 4.11, 4.12, 4.14, 4.16 and 5.01(a)(3) hereof will be suspended (collectively, the “Suspended Covenants”).
(b)    During any period that the foregoing covenants have been suspended, the Issuer’s Board of Directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the second paragraph of the definition of “Unrestricted Subsidiary” unless the Issuer’s Board of Directors would have been able, under the terms of this Indenture, to designate such Subsidiaries as Unrestricted Subsidiaries if the Suspended Covenants were not suspended. Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period. In the event that the Notes are no longer rated Investment Grade by one or both of the Rating Agencies, the foregoing covenants will be reinstituted as of and from the date on which the Notes are no longer rated Investment Grade (any such date, a “Reversion Date”). The period of time between the suspension of covenants as set forth above and the Reversion Date is referred to as the “Suspension Period”. All Indebtedness Incurred during the Suspension Period will be deemed to have been Incurred or issued in reliance on the exception provided by Section 4.08(b)(4). Calculations under reinstated Section 4.09 will be made as if Section 4.09 had been in effect prior to, but not during, the period that Section 4.09 was suspended as set forth above; provided, for the sake of clarity, that no default will be deemed to have occurred solely by reason of a Restricted Payment made while Section 4.09 was suspended. For purposes of determining compliance with Section 4.11, the Excess Proceeds from all Asset Dispositions not applied in accordance with Section 4.11 will be deemed to be reset to zero after the Reversion Date.
(c)    The Issuer and its Restricted Subsidiaries shall be permitted, without causing a Default or Event of Default, to honor any contractual commitments to take actions following a Reversion Date; provided that such contractual commitments were entered into during the Suspension Period and not in contemplation of a reversion of the Suspended Covenants.

Section 4.22	[Reserved].

Section 4.23	Payments for Consent.
The Issuer shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement; provided, however, that this covenant will not be breached if a Holder refuses such payment.

ARTICLE V

SUCCESSOR CORPORATION

Section 5.01	Merger and Consolidation.
(b)    The Issuer shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of related transactions, all or substantially all the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, to, any Person, unless:
(1)    (A) the resulting, surviving or transferee Person (the “Successor Company”) shall be a corporation or a limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and (B) the Successor Company (if not the Issuer) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, all the obligations of the Issuer under the Notes and this Indenture;
(2)    immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;
(3)    immediately after giving effect to such transaction and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, the Issuer or the Successor Company would (i) be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.08(a) hereof or (ii) have had a Consolidated Coverage Ratio equal to or greater than the actual Consolidated Coverage Ratio for the Issuer for such four-quarter period;
(4)    each Subsidiary Guarantor (other than any party to any such consolidation or merger) shall have by supplemental indenture confirmed its Subsidiary Guarantee and its obligations shall continue to be in effect; and
(5)    the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (on which the Trustee may conclusively and exclusively rely), each to the effect that such consolidation, merger or transfer complies with the provisions described in this Section 5.01(a).
For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Capital Stock of which constitute all or substantially all of the properties and assets of the Issuer, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

This Section 5.01 shall not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Issuer and its Restricted Subsidiaries. Clauses (2) and (3) of this Section 5.01(a) shall not apply to (1) the Issuer consolidating with, merging into or selling, assigning, transferring, conveying, leasing or otherwise disposing of all or part of its properties and assets to one of the Issuer’s Restricted Subsidiaries for any purpose, (2) any Restricted Subsidiary consolidating with, merging into or selling, assigning, transferring, conveying, leasing or otherwise disposing of all or part of its properties and assets to the Issuer or to another Restricted Subsidiary for any purpose (provided that, in the event that such Restricted Subsidiary is a Subsidiary Guarantor, it may consolidate with, merge into or sell, assign, transfer, convey, lease or otherwise dispose of all or part of its properties and assets solely to the Issuer or another Subsidiary Guarantor) or (3) the Issuer merging with or into an Affiliate solely for the purpose of reincorporating in another jurisdiction.
(c)    The Issuer shall not permit any Subsidiary Guarantor to consolidate with or merge with or into any Person (other than the Issuer or a Subsidiary Guarantor) unless:
(4)    the resulting, surviving or transferee Person (if not such Subsidiary Guarantor) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary Guarantor was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and, if such Person is not the Issuer, such Person shall expressly assume by executing a Guarantee Agreement, all the obligations of such Subsidiary Guarantor, if any, under its Subsidiary Guarantee;
(5)    immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and
(6)    the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each to the effect that such consolidation or merger complies with the provisions described in this paragraph.
The provisions of clauses (1) and (2) of this Section 5.01(b) shall not apply to any one or more transactions which constitute an Asset Disposition if the Issuer has complied with the applicable provisions of Section 4.11 hereof.

Section 5.02	Successor Entity Substituted.
Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Issuer in accordance with Section 5.01 hereof, in which the Issuer is not surviving or the continuing corporation, the successor Person formed by such consolidation or into which the Issuer is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture and the Notes with the same effect as if such surviving entity had been named as such. Upon such substitution, the Issuer and any Subsidiary Guarantors that remain Subsidiaries of the Issuer shall be released from their obligations under this Indenture and the Subsidiary Guarantees.
ARTICLE VI

DEFAULT AND REMEDIES

Section 6.01	Events of Default.
The following events are defined as “Events of Default”:
(6)    a default in any payment of interest on the Notes when the same becomes due and payable and such default continues for a period of thirty (30) consecutive days;
(7)    a default in the payment of principal of any Note when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;
(8)    a default due to the failure by the Issuer to comply with its obligations under Section 5.01 hereof and such default continues for a period of thirty (30) consecutive days;
(9)    the failure by the Issuer to comply for sixty (60) consecutive days after notice to the Issuer with any of its other agreements contained in the Notes or this Indenture;
(10)    default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for borrowed money by the Issuer or any Restricted Subsidiary (other than Indebtedness owed to the Issuer or any of its Restricted Subsidiaries), if that default: (i) is caused by a failure to make principal payments (including a payment at final maturity) on any such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or (ii) results in the acceleration of such Indebtedness prior to its express stated maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated aggregates $25.0 million or more at one time outstanding and such Indebtedness has not been discharged or such acceleration has not been rescinded or annulled, as applicable;
(11)    the Issuer, any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary (a) commences a voluntary case or proceeding under the Bankruptcy Code or any similar Federal or state law for the relief of debtors with respect to itself, (b) consents to the entry of an order for relief against it in an involuntary case under the Bankruptcy Code or any similar Federal or state law for the relief of debtors, (c) consents to the appointment of a

Custodian of it or for substantially all of its property, (d) makes a general assignment for the benefit of its creditors; or (e) takes any corporate action to authorize or effect any of the foregoing;
(12)    a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Issuer, any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case or proceeding under the Bankruptcy Code or any similar Federal or state law for the relief of debtors, which shall (a) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Issuer, such Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, (b) appoint a Custodian of the Issuer, such Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, or for substantially all of its property or (c) order the winding up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of sixty (60) days;
(13)    the failure by the Issuer or a Significant Subsidiary to pay a final judgment entered by a court of competent jurisdiction in an uninsured or unindemnified amount in excess of $25.0 million, which final judgment is not paid, waived, discharged, bonded or stayed, for a period of more than sixty (60) days after the applicable judgment becomes final and non-appealable;
(14)    [Reserved];
(15)    [Reserved]; or
(16)    any Subsidiary Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee and this Indenture) or is held in any judicial proceeding to be unenforceable or invalid or any Subsidiary Guarantor denies its liability under its Subsidiary Guarantee (other than by reason of release of a Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of this Indenture and the Guarantee).
However, a default under clause (4) of this Section 6.01 will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes notify the Issuer of the default and the Issuer does not cure such default within the time specified after receipt of such notice.
If a Default for a failure to report or failure to deliver a required certificate in connection with another default (the “Initial Default”) occurs, then at the time such Initial Default is cured, such Default for a failure to report or failure to deliver a required certificate in connection with another default that resulted solely because of that Initial Default shall also be cured without any further action. Any Default or Event of Default for the failure to comply with the time periods prescribed in Section 4.20 hereof or otherwise to deliver any notice or certificate pursuant to any other provision of this Indenture shall be deemed to be cured upon the delivery of any such report required by such covenant or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in this Indenture.

Section 6.02	Acceleration.
If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) hereof) shall occur and be continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable by notice in writing to the Issuer and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration.” Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(6) or (7) hereof occurs and is continuing, the principal of and interest on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of the Notes. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under this Indenture, if the rescission would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, the Notes. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.03	Other Remedies.
If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture or any of the other Indenture Documents.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 6.04	Waiver of Past Defaults.
The Holders of a majority in aggregate principal amount of the Notes then outstanding (including any Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes) by written notice to the Trustee may waive an existing Default or Event of Default and its consequences except (i) a continuing Default in the payment of the principal of or interest on a Note held by a non-consenting Holder. When a Default or Event of Default is waived, such Default or Event of Default shall cease to exist and be deemed cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

Section 6.05	Control by Majority.
Subject to the provisions of Section 2.09 hereof, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or any other Indenture Document or, subject to Section 7.01 hereof, that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to be furnished with indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

Section 6.06	Limitation on Suits.
Subject to the provisions of Section 7.01 hereof, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders of the Notes unless such Holders have furnished to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:
(13)    such Holder has previously given the Trustee notice that an Event of Default is continuing;
(14)    Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;
(15)    such Holders have furnished the Trustee reasonable security or indemnity against any loss, liability or expense;
(16)    the Trustee has not complied with such request within sixty (60) days after the receipt thereof and the offer of security or indemnity; and
(17)    the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such sixty (60) day period.
A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

Section 6.07	Rights of Holders to Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08	Collection Suit by Trustee.
If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, without the possession of any of the Notes or the production thereof in any proceeding related thereto, the Trustee may recover judgment in its own name and as trustee of an express trust, against the Issuer or any other obligor on the Notes for the whole amount of principal of, premium, if any, and accrued interest remaining unpaid on, the Notes, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, if any, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel and any other amounts due any such Person under Section 7.07 hereof.

Section 6.09	Trustee May File Proofs of Claim.
The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, reasonable expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Issuer or any other obligor upon the Notes, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, reasonable expenses, taxes, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due any such Person under Section 7.07 hereof. The Issuer’s payment obligations under this Section 6.09 shall be secured in accordance with the provisions of Section 7.07 hereof. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10	Priorities.
If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:
First: to the Trustee, the Paying Agent and the Registrar for amounts due under Section 7.07 hereof and under the other Indenture Documents (including payment of all compensation expense, all liabilities incurred and all advances made by the Trustee and the costs and expenses of collection);

Second: if the Holders are forced to proceed against the Issuer directly without the Trustee, to Holders for their collection costs;
Third: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and
Fourth: to the Issuer or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.
The Trustee, upon prior written notice to the Issuer, may fix a Record Date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11	Undertaking for Costs.
All parties to this Indenture agree, and each Holder by its acceptance of its Note shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

Section 6.12	Restoration of Rights and Remedies.
If the Trustee or any Holder has instituted any proceedings to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.
ARTICLE VII

TRUSTEE

Section 7.01	Duties of Trustee.
The duties and responsibilities of the Trustee shall be as set forth herein.
(i)    If an Event of Default has occurred and is continuing, each of the Trustee shall exercise such rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(j)    Except during the continuance of an Event of Default:
(1)    the duties of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(2)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(k)    Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(4)    this clause (c) does not limit the effect of clause (b) of this Section 7.01;
(5)    the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and
(6)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the terms hereof.
(l)    Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to clauses (a), (b) and (c) of this Section 7.01.
(m)    The Trustee shall not be under any obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense.
(n)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02	Rights of Trustee.
Subject to the provisions of Section 7.01 hereof:

(a)    The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation. Any permissive right or authority granted to the Trustee shall not be construed as a mandatory duty.
(b)    Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both subject to the other provisions of this Indenture. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(c)    The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.
(d)    The Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within the rights or powers conferred upon it by this Indenture.
(e)    Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer. The Trustee shall have no duty to inquire as to the performance of the Issuer’s or any Subsidiary Guarantor’s covenants herein.
(f)    None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.
(g)    The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee and such notice references the existence of a Default or Event of Default, the Notes and this Indenture.
(h)    In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by the Trustee in each of its capacities hereunder, and by each agent, custodian and other Person employed to act hereunder.
(j)    The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties.
(k)    The Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.
(l)    The permissive rights of the Trustee enumerated herein shall not be construed as duties.

Section 7.03	Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04	Disclaimer.
The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05	Notice of Default.
If a Default occurs and is continuing and if it is actually known to a Trust Officer of the Trustee, the Trustee shall mail or electronically transmit to Holders of Notes a notice of the Default within the earlier of ninety (90) days after it occurs or thirty (30) days after it is actually known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default relating to the payment of principal, premium, if any, or interest on any Note, the Trustee may withhold from the Holders notice of any continuing Default if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes. The Trustee shall not be deemed to know of any Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee and references a Default or Event of Default.

Section 7.06	Compensation and Indemnity.
The Issuer and the Subsidiary Guarantors, jointly and severally, shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances, expenses, claims and damages incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
The Issuer and the Subsidiary Guarantors, jointly and severally, shall indemnify each of the Trustee, any predecessor Trustee and their agents for, and hold the Trustee harmless against, any and all loss, damage, claims, liability or expense (including attorneys’ fees and including taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Issuer or any of the Subsidiary Guarantors (including this Section 7.06) or defending itself against any claim whether asserted by any Holder, the Issuer, any Subsidiary Guarantor or any other Person, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder). The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.
The obligations of the Issuer under this Section 7.06 shall survive the satisfaction and discharge of this Indenture, including any termination or rejection hereof under the Bankruptcy Code or any similar Federal or state law for the relief of debtors, or the earlier resignation or removal of the Trustee.
To secure the payment obligations of the Issuer and the Subsidiary Guarantors in this Section 7.06, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.
When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(6) or (7) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under the Bankruptcy Code or any similar Federal or state law for the relief of debtors.

Section 7.07	Replacement of Trustee.
A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07. The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:
(1)    the Trustee fails to comply with Section 7.09 hereof;
(2)    the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under the Bankruptcy Code or any similar Federal or state law for the relief of debtors;
(3)    a custodian or public officer takes charge of the Trustee or its property; or
(4)    the Trustee becomes incapable of acting.
If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.
If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuer’s expense), the Issuer or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Issuer’s obligations under Section 7.06 hereof shall continue for the benefit of the retiring Trustee.

Section 7.08	Successor by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.09	Eligibility; Disqualification.
There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by Federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

Section 7.10	Trustee as Paying Agent and Registrar.
References to the Trustee in Sections 7.01(f), 7.02, 7.03, 7.04, 7.06, 7.07 and 7.09 hereof shall include the Trustee in its role as Paying Agent and Registrar.

Section 7.11	Form of Documents Delivered to Trustee.
In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other Persons as to other matters and any such Person may certify or give an opinion as to such matters in one or several documents.
Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
ARTICLE VIII

DEFEASANCE

Section 8.01	Defeasance.
(m)    Subject to Sections 8.01(b) and 8.02 hereof, the Issuer at any time may, at its option, terminate (i) all its obligations under the Notes and this Indenture and all obligations of the Subsidiary Guarantors under the Subsidiary Guarantees and this Indenture (“legal defeasance option”) or (ii) its obligations and all obligations of the Subsidiary Guarantors under Section 4.04, Section 4.06, Sections 4.08 through 4.23 and the operation of Sections 6.01(4), 6.01(5), 6.01(6) (but only with respect to Significant Subsidiaries), 6.01(7) (but only with respect to Significant Subsidiaries), 6.01(8) and 6.01(11) and its obligations under Section 5.01(a)(3) hereof (“covenant defeasance option”) and thereafter any omission to comply with those covenants or obligations will not constitute a Default or Event of Default with respect to the Notes. In the event the covenant defeasance option occurs, all Events of Default described under

Section 6.01 (except Sections 6.01(1), 6.01(2), 6.01(6) and 6.01(7)) will no longer constitute an Event of Default with respect to the Notes.
The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Issuer exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Issuer exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.01(4), 6.01(5), 6.01(6) (but only with respect to Significant Subsidiaries), 6.01(7) (but only with respect to Significant Subsidiaries) or 6.01(8) or because of the failure of the Issuer to comply with Section 5.01(a)(3) hereof. If the Issuer exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor shall be released from all its obligations with respect to its Subsidiary Guarantee.
Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.
(n)    Notwithstanding clauses (a) and (b) above, the Issuer’s obligations in Sections 2.03, 2.04, 2.05, 2.07, 7.07, 7.08 and this Article VIII shall survive until the Notes have been paid in full. Thereafter, the Issuer’s obligations in Sections 7.07, 8.03 and 8.04 shall survive.

Section 8.02	Conditions to Defeasance.
The Issuer may exercise its legal defeasance option or its covenant defeasance option only if:
(4)    the Issuer irrevocably deposits in trust with the Trustee U.S. Legal Tender or U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay the principal and interest when due on all the Notes to the Maturity Date or the Redemption Date, as the case may be;
(5)    [Reserved];
(6)    No Default or Event of Default (other than a Default or Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of any Lien securing such borrowings) shall have occurred and be continuing on the date of such deposit;
(7)    such legal defeasance option or covenant defeasance option shall not constitute a default under any material agreement or instrument (other than this Indenture) by which the Issuer is bound;
(8)    in the case of the legal defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders shall not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and legal defeasance and shall be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;
(9)    in the case of the covenant defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders of the respective outstanding Notes shall not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and covenant defeasance and shall be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and
(10)    the Issuer delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the legal defeasance or covenant defeasance have been complied with.
Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article III.

Section 8.03	Application of Trust Money.
The Trustee shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited U.S. Legal Tender and the U.S. Legal Tender from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes.

Section 8.04	Repayment to Issuer.
The Trustee and the Paying Agent shall promptly turn over to the Issuer upon request any money or securities held by them at any time which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required for the Issuer to exercise its legal defeasance option or its covenant defeasance option pursuant to this Article VIII.
Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors.

Section 8.05	Indemnity for Government Obligations.

The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Section 8.06	Reinstatement.
If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Issuer has made any payment of interest on, premium, if any, or principal of any Notes following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.
ARTICLE IX

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01	Without Consent of Holders.
(c)    From time to time, the Issuer, the Subsidiary Guarantors and the Trustee, without the consent of any Holder of the Notes, may amend, modify or supplement the Indenture Documents:
(4)    to cure any ambiguity, defect or inconsistency;
(5)    to provide for the assumption of the Issuer’s or a Subsidiary Guarantor’s obligations to Holders of Notes and Subsidiary Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s or such Subsidiary Guarantor’s assets, as applicable;
(6)    to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);
(7)    to add guarantees with respect to the Notes (including any Subsidiary Guarantee);
(8)    to secure the Notes and the Subsidiary Guarantees;

(9)    if necessary, in connection with any addition of collateral permitted under the terms of this Indenture or the agreements governing such collateral;
(10)    to add to the covenants of the Issuer for the benefit of the Holders or surrender any right or power conferred upon the Issuer or the Subsidiary Guarantors;
(11)    to make any change that does not adversely affect the rights of any Holder of the Notes;
(12)    to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the Issue Date; or
(13)    to release a Subsidiary Guarantor of the Notes upon its sale or designation as an Unrestricted Subsidiary or other permitted release from its Guarantee; provided that such sale, designation or release is in accordance with the applicable provisions of this Indenture.

Section 9.02	With Consent of Holders.
(a)    Except as provided below in this Section 9.02, from time to time, the Issuer, the Subsidiary Guarantors and the Trustee, with the written consent of the Holder or Holders of a majority in aggregate principal amount of the Notes then outstanding (including Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), may amend, modify or supplement the Indenture Documents and waive any existing Default or Event of Default or compliance with any provision of the Indenture Documents.
(b)    Without the consent of each Holder of an outstanding Note affected thereby, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):
(14)    reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver of any provision of the Indenture Documents;
(15)    reduce the rate of or extend the time for payment of interest on any Note;
(16)    reduce the principal of or change the Stated Maturity of any Note;
(17)    reduce the premium payable upon a required purchase (to the extent the Issuer has at the time become obligated by the terms of this Indenture to effect a required purchase), or the redemption of any Note or change the time at which any Note may be redeemed pursuant to Section 3.01 hereof;
(18)    make any Note payable in money other than that stated in the Note;
(19)    make any change in the provisions of this Indenture that impair the right of any Holder of the Notes to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefor;

(20)    make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions;
(21)    make the Notes or the Subsidiary Guarantees subordinated in right of payment to any other obligation;
(22)    waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration); or
(23)    release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms of this Indenture.
(24)    [Reserved].
(c)    The consent of the Holders of the Notes shall not be necessary under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.
(d)    After an amendment under this Section 9.02 becomes effective, the Issuer shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

Section 9.03	Revocation and Effect of Consents.
Until an amendment, waiver or supplement becomes effective (which may be prior to any such amendment, waiver or supplement becoming operative), a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Note or portion of such Note by written notice to the Trustee and the Issuer received before the date on which the Trustee receives written consents from the Holders of a requisite percentage in principal amount of the outstanding Notes or receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. An amendment, waiver or supplement shall become effective upon receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes or such Officers’ Certificate, whichever first occurs, and the execution thereof by the Trustee.
The Issuer may, but shall not be obligated to, fix a Record Date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a Record Date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such Record Date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such Record Date. No such consent shall be valid or effective for more than 120 days after such Record Date.

Section 9.04	Notation on or Exchange of Notes.
The Trustee may place an appropriate notation about the changed terms on any Note thereafter authenticated. Alternatively, if the Issuer so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Any such notation or exchange shall be made at the sole cost and expense of the Issuer. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05	Trustee to Sign Amendments, Etc.
The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX; provided that the Trustee, as the case may be, may, but shall not be obligated to, execute any such amendment, supplement or waiver which adversely affects the rights, duties or immunities of the Trustee under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture. Such Opinion of Counsel shall not be an expense of the Trustee and shall be paid for by the Issuer.
Notwithstanding the foregoing, no Opinions of Counsel will be required for the Trustee to execute any amendment or supplement adding a new Subsidiary Guarantor under this Indenture.
ARTICLE X

GUARANTEE

Section 10.01	Guarantee.
Subject to this Article X, each Senior Subsidiary Guarantor hereby fully and unconditionally, jointly and severally guarantees on a senior unsecured basis (each such guarantee, as amended or supplemented from time to time, to be referred to herein as a “Senior Subsidiary Guarantee”), to each of the Holders and their respective successors and assigns that (i) the principal of, premium, if any and interest on the Notes shall be promptly paid in full when due, subject to any applicable grace period, whether upon redemption pursuant to the terms of the Notes, by acceleration or otherwise, and interest on the overdue principal (including interest accruing at the then applicable rate provided in this Indenture after the occurrence of any Event of Default set forth in Section 6.01(6) or (7), whether or not a claim for post-filing or post-petition interest is allowed under applicable law following the institution of a proceeding under bankruptcy, insolvency or similar laws), if any, and interest on any interest, to the extent lawful, of the Notes and all other obligations of the Issuer to the Holders and the Trustee hereunder, thereunder or under any other Indenture Document shall be promptly paid in full or performed, all in accordance with the terms hereof, thereof and of the other Indenture Documents; and (ii) in case of any extension of time of payment or renewal of any of the Notes or of any such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in this Section 10.01 and Section 10.03 hereof. The Guarantee of each Senior Subsidiary Guarantor shall rank senior in right of payment to all future Subordinated Obligations of such Senior Subsidiary Guarantor and equal in right of payment with all other existing and future senior Obligations of such Senior Subsidiary Guarantor. Each Senior Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, this Indenture or any other Indenture Documents, the absence of any action to enforce the same, any waiver or consent by any of the Holders with respect to any provisions hereof or thereof, any release of any other Subsidiary Guarantor, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Senior Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in this Senior Subsidiary Guarantee.
Subject to this Article X, INMETCO hereby, jointly and severally with the Senior Subsidiary Guarantors, fully and unconditionally guarantees on an unsecured senior subordinated basis (such guarantee, the “INMETCO Guarantee” and, collectively with the Senior Subsidiary Guarantees, the “Subsidiary Guarantees”), to each of the Holders and their respective successors and assigns that (i) the principal of, premium, if any and interest on the Notes shall be promptly paid in full when due, subject to any applicable grace period, whether upon redemption pursuant to the terms of the Notes, by acceleration or otherwise, and interest on the overdue principal (including interest accruing at the then applicable rate provided in this Indenture after the occurrence of any Event of Default set forth in Section 6.01(6) or (7), whether or not a claim for post-filing or post-petition interest is allowed under applicable law following the institution of a proceeding under bankruptcy, insolvency or similar laws), if any, and interest on any interest, to the extent lawful, of the Notes and all other obligations of the Issuer to the Holders and the Trustee hereunder, thereunder or under any other Indenture Document shall be promptly paid in full or performed, all in accordance with the terms hereof, thereof and of the other Indenture Documents; and (ii) in case of any extension of time of payment or renewal of any of the Notes or of any such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in this Section 10.01 and Section 10.03 hereof. The INMETCO Guarantee shall rank senior in right of payment to all future Subordinated Obligations of INMETCO, equal in right of payment with all Pari Passu

Indebtedness of INMETCO and junior in right of payment with all INMETCO Senior Indebtedness. INMETCO hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, this Indenture or any other Indenture Documents, the absence of any action to enforce the same, any waiver or consent by any of the Holders with respect to any provisions hereof or thereof, any release of any other Subsidiary Guarantor, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. INMETCO hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this INMETCO Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in this INMETCO Guarantee.
The obligations of each Subsidiary Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, shall result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law. The net worth of any Subsidiary Guarantor for such purpose shall include any claim of such Subsidiary Guarantor against the Issuer for reimbursement and any claim against any other Subsidiary Guarantor for contribution. Each Subsidiary Guarantor may consolidate with, merge with or into, or transfer all or substantially all its assets to any other Person to the extent permitted under Section 5.01 hereof; provided, however, that if such Person is not the Issuer, the Subsidiary Guarantor’s obligations under this Indenture and its Subsidiary Guarantee must be expressly assumed by such other Person. If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or any Subsidiary Guarantor, any amount paid by the Issuer or any Subsidiary Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor further agrees that, as between each Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of this Guarantee notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article VI, such obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of this Subsidiary Guarantee.

Section 10.02	Release of a Subsidiary Guarantor.
(f)    A Subsidiary Guarantor shall be automatically and unconditionally released from its Guarantee without any action required on the part of the Trustee or any Holder:

(3)    if (a) all of the Capital Stock issued by such Subsidiary Guarantor or all or substantially all of the assets of such Subsidiary Guarantor are sold or otherwise disposed of (including by way of merger or consolidation) to a Person other than the Issuer or any other Subsidiary Guarantor or (b) such Subsidiary Guarantor ceases to be a Restricted Subsidiary, and the Issuer otherwise complies, to the extent applicable, with Section 4.11 hereof;
(4)    if the Issuer designates such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture;
(5)    if the Issuer exercises its legal defeasance option or its covenant defeasance option in accordance with Section 8.01 hereof; or
(6)    upon satisfaction and discharge of this Indenture in accordance with Section 11.01 hereof or payment in full in cash of the principal of, premium, if any, accrued and unpaid interest on the Notes and all other Obligations that are then due and payable.
At the Issuer’s request and expense, the Trustee will promptly execute and deliver an instrument evidencing such release. A Subsidiary Guarantor may also be released from its obligations under its Guarantee in connection with a permitted amendment of this Indenture.

Section 10.03	Limitation of Subsidiary Guarantor’s Liability.
Each Subsidiary Guarantor and, by its acceptance hereof, each of the Holders hereby confirms that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under the Guarantee shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee or pursuant to Section 10.04 hereof, result in the obligations of such Subsidiary Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

Section 10.04	Contribution.
In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that each Subsidiary Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a pro rata contribution from each other Subsidiary Guarantor hereunder based on the net assets of each other Subsidiary Guarantor and the Issuer. The preceding sentence shall in no way affect the rights of the Holders to the benefits of this Indenture, the Notes or the Subsidiary Guarantees.

Section 10.05	Waiver of Subrogation.
Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

Section 10.06	Waiver of Stay, Extension or Usury Laws.
Each Subsidiary Guarantor covenants to the extent permitted by law that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law that would prohibit or forgive such Subsidiary Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force; and each Subsidiary Guarantor hereby expressly waives to the extent permitted by law all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 10.07	Execution and Delivery of Subsidiary Guarantees.
Each Subsidiary Guarantor hereby agrees that its execution and delivery of this Indenture or any supplemental indenture substantially in the form of Exhibit E hereto executed on behalf of such Subsidiary Guarantor by an Officer thereof in accordance with Section 4.16 hereof shall evidence its Subsidiary Guarantee set forth in this Article X without the need for any further notation on the Notes.
ARTICLE XI

SATISFACTION AND DISCHARGE

Section 11.01	Satisfaction and Discharge.
This Indenture shall be discharged and shall cease to be of further effect as to all Notes issued hereunder, when:
(g)    either:
(7)    all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment U.S. Legal Tender has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or
(8)    all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable by reason of the mailing of a notice of redemption or otherwise within one year and the Issuer or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, U.S. Legal Tender, U.S. Government Obligations, or a combination thereof, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal of, premium on, if any, and interest, if any, on, the Notes to the Maturity Date or the Redemption Date;
(h)    in respect of clause (a)(2), no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer is a party or by which the Issuer is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);
(i)    the Issuer or any Subsidiary Guarantor has paid or caused to be paid all sums payable by it under the Indenture Documents; and
(j)    the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited U.S. Legal Tender toward the payment of the Notes at the Maturity Date or the Redemption Date, as the case may be.
In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
ARTICLE XII

MISCELLANEOUS

Section 12.01	Notices.
Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:
if to the Issuer and Subsidiary Guarantors:
Horsehead Holding Corp.
4955 Steubenville Pike, Suite 405
Pittsburgh, Pennsylvania 15205
Facsimile: (412) 788-1812
Attention:    Gary R. Whitaker, Esq.
        Vice President, General Counsel and Secretary
With a copy to:

Kirkland & Ellis LLP
300 N LaSalle
Chicago, Illinois 60654
Facsimile: (312) 862-2200
Attention:    James S. Rowe, Esq.
if to the Trustee:
U.S. Bank National Association
100 Wall Street, Suite 1600
New York, New York 10005
Attention.    Global Corporate Trust Services
with a copy to:
Waller Lansden Dortch & Davis, LLP
Nashville City Center
511 Union Street, Suite 2700
Nashville, Tennessee 37219
Facsimile:    (615) 244-6804
Attention:    Beth E. Vessel
Each of the Issuer and the Trustee by written notice to each other may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuer or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; on the first date on which publication was made, if by publication; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by first-class mail, postage prepaid and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice or communication delivered to the Trustee shall also be deemed effective upon actual receipt thereof (except that a notice of change of address or a notice sent by mail to the Trustee shall not be deemed to have been given until actually received by the addressee).
Any notice or communication mailed to a Holder shall be mailed to such Holder by first class mail or other equivalent means at such Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed.
Failure to mail, or send by electronic transmission (for Notes held in book-entry form) a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed, or sent by electronic transmission (for Notes held in book-entry form) in the manner provided above, it is duly given, whether or not the addressee receives it.
Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption or purchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee) pursuant to the standing instructions from such Depositary, including by electronic mail in accordance with accepted practices at the Depositary.

Section 12.02	Certificate and Opinion as to Conditions Precedent.
(i)    Upon any request or application by the Issuer or any Subsidiary Guarantor to the Trustee to take any action under this Indenture or any other Indenture Documents, the Issuer shall furnish to the Trustee upon request:
(1)    an Officers’ Certificate, in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent to be performed by the Issuer or the applicable Subsidiary Guarantor (as the case may be), if any, provided for in this Indenture or any other Indenture Documents relating to the proposed action have been complied with; and
(2)    an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Issuer or the applicable Subsidiary Guarantor (as the case may be), if any, provided for in this Indenture relating to the proposed action have been complied with.

Section 12.03	Statements Required in Certificate or Opinion.
(d)    Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture or any other Indenture Documents, other than the Officers’ Certificate required by Section 4.06(a) hereof, shall include:
(9)    a statement that the Person making such certificate or opinion has read such covenant or condition;
(10)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(11)    a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(12)    a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.
In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers’ Certificate or on certificates of public officials.

Section 12.04	Rules by Trustee, Paying Agent, Registrar.

The Trustee may make reasonable rules in accordance with the Trustee’s customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

Section 12.05	Legal Holidays.
A “Legal Holiday” used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 12.06	Governing Law.
THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE.

Section 12.07	No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.08	No Recourse Against Others.
No director, officer, employee, incorporator or stockholder of the Issuer or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Issuer or the Subsidiary Guarantors under the Notes, this Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the Federal securities laws.

Section 12.09	Successors.
All agreements of the Issuer and the Subsidiary Guarantors in this Indenture, the Notes, and the Subsidiary Guarantees shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.10	Duplicate Originals.

All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

Section 12.11	Severability.
In case any one or more of the provisions in this Indenture, the Notes or in the Subsidiary Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 12.12	Waiver of Jury Trial.
EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS INDENTURE, THE NOTES, THE SUBSIDIARY GUARANTEES OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE.
ARTICLE XIII

SUBORDINATION OF INMETCO GUARANTEE

Section 13.01	Agreement to Subordinate.
INMETCO agrees, and each Holder by accepting a Note agrees, that the obligations of INMETCO under its INMETCO Guarantee are subordinated in right of payment, to the extent and in the manner provided in this Article XIII, to the prior payment in full of all existing and future INMETCO Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of such INMETCO Senior Indebtedness. INMETCO’s obligations under its INMETCO Guarantee shall in all respects rank pari passu in right of payment with all existing and future Pari Passu Indebtedness of INMETCO and will be senior in right of payment to all existing and future Subordinated Obligations of INMETCO; and only Indebtedness of INMETCO that is INMETCO Senior Indebtedness shall rank senior to the obligations of INMETCO under its INMETCO Guarantee in accordance with the provisions set forth herein. All provisions of this Article XIII shall be subject to Section 13.12.

Section 13.02	Liquidation, Dissolution, Bankruptcy.
Upon any payment or distribution of the assets of INMETCO to creditors upon a total or partial liquidation or a total or partial dissolution of INMETCO or in a reorganization of or similar proceeding relating to INMETCO or its property:
(e)    the holders of INMETCO Senior Indebtedness shall be entitled to receive payment in full in cash of such INMETCO Senior Indebtedness (including interest accruing after, or which would accrue but for, the commencement of any such proceeding at the rate specified in the applicable INMETCO Senior Indebtedness, whether or not a claim for such interest would be allowed) before Holders of the Notes shall be entitled to receive any payment; and
(f)    until the INMETCO Senior Indebtedness is paid in full in cash, any payment or distribution to which Holders of the Notes would be entitled but for the subordination provisions of this Article XIII shall be made to holders of such INMETCO Senior Indebtedness as their interests may appear, except that Holders of the Notes may receive and retain (x) so long as the Holders are not in the same or a higher class of creditors in such liquidation, dissolution or proceeding as the holders of the INMETCO Senior Indebtedness, shares of stock and any debt securities that are subordinated to INMETCO Senior Indebtedness to at least the same extent as the INMETCO Guarantee (such stock and debt securities referred to herein as “INMETCO Permitted Junior Securities”) and (y) payments or deposits made pursuant to Article VIII or Article XI so long as, on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the Notes without violating the subordination provisions described herein; and
(g)    if a distribution is made to Holders of the Notes that, due to the subordination provisions, should not have been made to them, such Holders of the Notes are required to hold it in trust for the holders of INMETCO Senior Indebtedness and pay it over to them as their interests may appear.

Section 13.03	Default on INMETCO Senior Indebtedness.
INMETCO shall not make any payment pursuant to its INMETCO Guarantee (or pay any other Obligations relating to its INMETCO Guarantee, including fees, costs, expenses, indemnities and rescission or damage claims) and may not purchase, redeem or otherwise retire any Notes (collectively, “pay its INMETCO Guarantee”) (except that Holders of the Notes may receive and retain (x) INMETCO Permitted Junior Securities and (y) payments or deposits made pursuant to Article VIII or Article XI), if either of the following occurs (an “INMETCO Payment Default”):
(b)    a default in the payment of the principal of, premium, if any, or interest on any INMETCO Senior Indebtedness occurs and is continuing or any other amount owing in respect of any INMETCO Senior Indebtedness is not paid when due, or
(c)    any other default on INMETCO Senior Indebtedness occurs and the maturity of such INMETCO Senior Indebtedness is accelerated in accordance with its terms, unless, in either case, the INMETCO Payment Default has been cured or waived and any such acceleration has been rescinded or such INMETCO Senior Indebtedness has been paid in full in cash; provided, however, that INMETCO shall be entitled to pay its INMETCO Guarantee without regard to the foregoing if INMETCO and the Trustee receive written notice approving such payment from the INMETCO Representatives of all INMETCO Senior Indebtedness with respect to which the INMETCO Payment Default has occurred and is continuing.

During the continuance of any default (other than an INMETCO Payment Default) (an “INMETCO Non-Payment Default”) with respect to any INMETCO Senior Indebtedness pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, INMETCO shall not pay its INMETCO Guarantee (except in the form of INMETCO Permitted Junior Securities) for a period (an “INMETCO Guarantee Payment Blockage Period”) commencing upon the receipt by the Trustee (with a copy to INMETCO and the Issuer) of written notice (an “INMETCO Guarantee Blockage Notice”) of such INMETCO Non-Payment Default from the INMETCO Representative of such INMETCO Senior Indebtedness specifying an election to effect an INMETCO Guarantee Payment Blockage Period and ending 179 days thereafter unless earlier terminated as provided below. The INMETCO Guarantee Payment Blockage Period shall end earlier if such INMETCO Guarantee Payment Blockage Period is terminated (i) by written notice to the Trustee, INMETCO and the Issuer from the Person or Persons who gave such INMETCO Guarantee Blockage Notice; (ii) because the default giving rise to such INMETCO Guarantee Blockage Notice is cured, waived or otherwise no longer continuing; or (iii) because such INMETCO Senior Indebtedness has been repaid in full in cash.
Notwithstanding the provisions described in the immediately preceding paragraph (but subject to the provisions contained in the first paragraph of this Section 13.03 and Section 13.02 hereof), unless the holders of such INMETCO Senior Indebtedness or the INMETCO Representative of such INMETCO Senior Indebtedness shall have accelerated the maturity of such INMETCO Senior Indebtedness or an INMETCO Payment Default exists, INMETCO shall be permitted to resume paying its INMETCO Guarantee after the end of such INMETCO Guarantee Payment Blockage Period. INMETCO shall not be subject to more than one INMETCO Guarantee Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to INMETCO Senior Indebtedness during such period. However, in no event shall the total number of days during which any INMETCO Guarantee Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any consecutive 360-day period. Notwithstanding the foregoing, however, no default that existed or was continuing on the date of delivery of any INMETCO Guarantee Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent INMETCO Guarantee Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants during the period after the date of delivery of an INMETCO Guarantee Blockage Notice, that, in either case, would give rise to an INMETCO Non-Payment Default pursuant to any provisions of the INMETCO Senior Indebtedness under which an INMETCO Non-Payment Default previously existed or was continuing shall constitute a new INMETCO Non-Payment Default for this purpose).

Section 13.04	Demand for Payment.
If payment of the Notes is accelerated because of an Event of Default and a demand for payment is made on INMETCO pursuant to Article X hereof, the Issuer, the Trustee or

INMETCO shall promptly notify the holders of the INMETCO Senior Indebtedness or the INMETCO Representative of such INMETCO Senior Indebtedness of such demand; provided that any failure to give such notice shall have no effect whatsoever on the provisions of this Article XIII. If any INMETCO Senior Indebtedness is outstanding, INMETCO may not pay its INMETCO Guarantee until five (5) Business Days after the INMETCO Representatives of all such INMETCO Senior Indebtedness receive notice of such acceleration and, thereafter, may pay its INMETCO Guarantee only if this Indenture otherwise permits payment at that time.

Section 13.05	When Distribution Must Be Paid Over.
If a distribution is made to Holders that, due to the subordination provisions, should not have been made to them, such Holders are required to hold it in trust for the holders of INMETCO Senior Indebtedness and pay it over to them as their interests may appear.

Section 13.06	Subrogation.
After all INMETCO Senior Indebtedness is paid in full and until the Notes are paid in full, Holders shall be subrogated to the rights of holders of such INMETCO Senior Indebtedness to receive distributions applicable to such INMETCO Senior Indebtedness. A distribution made under this Article XIII to holders of such INMETCO Senior Indebtedness which otherwise would have been made to Holders is not, as between INMETCO and Holders, a payment by INMETCO on such INMETCO Senior Indebtedness.

Section 13.07	Relative Rights.
This Article XIII defines the relative rights of Holders and holders of INMETCO Senior Indebtedness. Nothing in this Indenture shall:
(d)    impair, as between INMETCO and Holders, the obligation of INMETCO, which is absolute and unconditional, to make payments under its INMETCO Guarantee in accordance with its terms;
(e)    prevent the Trustee or any Holder from exercising its available remedies upon a default by INMETCO under its obligations with respect to its INMETCO Guarantee, subject to the rights of holders of INMETCO Senior Indebtedness to receive payments or distributions otherwise payable to Holders and such other rights of such holders of INMETCO Senior Indebtedness as set forth herein; or
(f)    affect the relative rights of Holders and creditors of INMETCO other than their rights in relation to holders of INMETCO Senior Indebtedness.

Section 13.08	Subordination May Not Be Impaired by INMETCO.

No right of any holder of INMETCO Senior Indebtedness to enforce the subordination of the obligations of INMETCO under its INMETCO Guarantee shall be impaired by any act or failure to act by INMETCO or by its failure to comply with this Indenture.

Section 13.09	Rights of Trustee and Paying Agent.
Notwithstanding Section 13.03 hereof, the Trustee or any Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any payments unless, not less than three (3) Business Days prior to the date of such payment, a Trust Officer at the Corporate Trust Office of the Trustee receives notice satisfactory to him that payments may not be made under this Article XIII; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.01, shall be entitled in all respects to assume that no such facts exist; provided, however, that if a Trust Officer of the Trustee shall not have received, at least three (3) Business Days prior to the date upon which by the terms hereof any such money may become payable for any purpose (including, without limitation, the payment of principal, premium, if any, and interest, the Redemption Price or the Change of Control Payment, as the case may be, in respect of any Note), the notice with respect to such money provided for in this Section 13.09 then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three (3) Business Days prior to such date. INMETCO, an INMETCO Representative, a holder of INMETCO Senior Indebtedness or any trustee of or agent thereof shall be entitled to give the notice; provided, however, that, if an issue of INMETCO Senior Indebtedness has an INMETCO Representative, only the INMETCO Representative shall be entitled to give the notice.
The Trustee in its individual or any other capacity shall be entitled to hold INMETCO Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and the Paying Agent shall be entitled to do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article XIII with respect to any INMETCO Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of such INMETCO Senior Indebtedness; and nothing in Article VII shall deprive the Trustee of any of its rights as such holder. Nothing in this Article XIII shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.06 hereof or any other Section of this Indenture.

Section 13.10	Distribution or Notice to INMETCO Representative.
Whenever a distribution is to be made or a notice given to holders of INMETCO Senior Indebtedness, the distribution may be made and the notice given to their INMETCO Representative (if any).

Section 13.11	Not to Prevent Events of Default or Limit Right to Demand Payment.

The failure of INMETCO to make a payment pursuant to the INMETCO Guarantee by reason of any provision in this Article XIII shall not be construed as preventing the occurrence of a default by INMETCO under the INMETCO Guarantee. Nothing in this Article XIII shall have any effect on the right of the Holders or the Trustee to make a demand for payment on INMETCO pursuant to Article X hereof.

Section 13.12	Trust Moneys Not Subordinated.
Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust by the Trustee for the payment of principal of and interest on the Notes pursuant to Article VIII or Article XI hereof shall not be subordinated to the prior payment of any INMETCO Senior Indebtedness or subject to the restrictions set forth in this Article XIII, and none of the Holders shall be obligated to pay over any such amount to INMETCO or any holder of INMETCO Senior Indebtedness or any other creditor of INMETCO, provided that the subordination provisions of this Article XIII were not violated at the time the applicable amounts were deposited in trust pursuant to Article VIII or Article XI hereof, as the case may be.

Section 13.13	Trustee Entitled to Rely.
Upon any payment or distribution pursuant to this Article XIII, the Trustee and the Holders shall be entitled to conclusively rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 13.02 hereof are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (c) upon the INMETCO Representatives of INMETCO Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such INMETCO Senior Indebtedness and other Indebtedness of INMETCO, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XIII. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of INMETCO Senior Indebtedness to participate in any payment or distribution pursuant to this Article XIII, the Trustee shall be entitled to request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such INMETCO Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article XIII, and, if such evidence is not furnished, the Trustee shall be entitled to defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 hereof shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article XIII.

Section 13.14	Trustee to Effectuate Subordination.

A Holder by its acceptance of a Note agrees to be bound by this Article XIII and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination between the Holders and the holders of INMETCO Senior Indebtedness as provided in this Article XIII and appoints the Trustee as attorney-in-fact for any and all such purposes.

Section 13.15	Trustee Not Fiduciary for Holders of INMETCO Senior Indebtedness.
The Trustee shall not be deemed to owe any fiduciary duty to the holders of INMETCO Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or INMETCO or any other Person, money or assets to which any holders of INMETCO Senior Indebtedness shall be entitled by virtue of this Article XIII or otherwise.

Section 13.16	Reliance by Holders of INMETCO Senior Indebtedness on Subordination Provisions.
Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any INMETCO Senior Indebtedness whether such INMETCO Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such INMETCO Senior Indebtedness and such holder of such INMETCO Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such INMETCO Senior Indebtedness.
Without in any way limiting the generality of the foregoing paragraph, the holders of INMETCO Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in this Article XIII or the obligations hereunder of the Holders to the holders of the INMETCO Senior Indebtedness, do any one or more of the following: (i) amend, restate, modify, alter, supplement, renew, refund, replace, refinance or increase, in whole or in part, from time to time, in one or more agreements, indentures, notes, instruments, bonds, facilities or other forms of documentation under which any INMETCO Senior Indebtedness is outstanding or contemplated (in each case with the same or new agents, lenders or investors); (ii) change the manner, place or terms of payment or extend the maturity or time of payment of, or increase the amount loaned or issued under the INMETCO Senior Indebtedness (provided such increase is otherwise permitted under Section 4.08 hereof); (iii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing INMETCO Senior Indebtedness; (iv) release any Person liable in any manner for the payment or collection of INMETCO Senior Indebtedness; and (v) exercise or refrain from exercising any rights against INMETCO and any other Person.

Section 13.17	Limitation on Other Senior Subordinated Indebtedness.

INMETCO shall not, directly or indirectly, Incur any Indebtedness that is subordinate in right of payment to any Indebtedness of INMETCO, unless such Indebtedness is either:
(a)    pari passu in right of payment with the INMETCO Guarantee, or
(b)    expressly subordinated in right of payment to the INMETCO Guarantee, as the case may be.

Section 13.18	Amendment of Article XIII; Third-Party Beneficiaries.
Notwithstanding anything in this Indenture to the contrary, this Article XIII may not be amended, modified, supplemented or waived, in any way, without the written consent or agreement of all of the holders of the INMETCO Senior Indebtedness. Each holder of INMETCO Senior Indebtedness is hereby designated as a third-party beneficiary of this Article XIII and shall have the right to enforce the provisions hereof.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.
HORSEHEAD HOLDING CORP.,
as Issuer

By: /s/ Robert D. Scherich
Name: Robert D. Scherich
Title:    Vice President and Chief Financial Officer

HORSEHEAD CORPORATION,
as Subsidiary Guarantor

By: /s/ Robert D. Scherich
Name: Robert D. Scherich
Title:    Vice President and Chief Financial Officer

HORSEHEAD METAL PRODUCTS, INC.,
as Subsidiary Guarantor

By: /s/ Robert D. Scherich
Name: Robert D. Scherich
Title:    Vice President and Chief Financial Officer

THE INTERNATIONAL METALS RECLAMATION COMPANY, INC.,
as Subsidiary Guarantor

By: /s/ Robert D. Scherich
Name: Robert D. Scherich
Title:    Vice President and Chief Financial Officer

CHESTNUT RIDGE RAILROAD CORP.,
as Subsidiary Guarantor

By: /s/ Robert D. Scherich

1

Name: Robert D. Scherich
Title:    Vice President and Chief Financial Officer
HORSEHEAD ZINC POWDERS, LLC,
as Subsidiary Guarantor

By: /s/ Robert D. Scherich
Name: Robert D. Scherich
Title:    Vice President and Chief Financial Officer

2

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By: /s/ Wally Jones
Name: Wally Jones
Title:    Vice President

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EXHIBIT A
[FORM OF NOTE]

[PRIVATE PLACEMENT LEGEND]
“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY REGULATION D THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) (a) TO A PERSON WHO IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (c) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), (ii) TO THE ISSUER, OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”
[GLOBAL LEGEND]

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“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
[TEMPORARY REGULATION S LEGEND]
“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.”
[ORIGINAL ISSUE DISCOUNT LEGEND]
“THIS SECURITY HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR PURPOSES OF SECTIONS 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986. FOR INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF OID PER $1,000 OF PRINCIPAL AMOUNT, THE ISSUE DATE, THE YIELD TO MATURITY, THE COMPARABLE YIELD AND THE PROJECTED PAYMENT SCHEDULE, PLEASE CONTACT THE ISSUER AT HORSEHEAD HOLDING CORP., 4955 STEUBENVILLE PIKE,

2

SUITE 405, PITTSBURGH, PENNSYLVANIA 15205, ATTN: CHIEF FINANCIAL OFFICER.”

3

HORSEHEAD HOLDING CORP.
9.00% SENIOR NOTES DUE 2017
CUSIP No. [   ]
ISIN No. [_______]
No. [_______]
$[_______]
(or such other principal amount as
shall be set forth in the Schedule
of Exchanges of Interests in the
Global Note attached hereto)
Horsehead Holding Corp., a Delaware corporation (the “Issuer”), for value received promises to pay to [                          ], or registered assigns, the principal sum of [                   ] DOLLARS ($             ) (or such other principal amount as shall be set forth in the Schedule of Exchanges of Interests in the Global Note attached hereto) on June 1, 2017, and to pay interest thereon as hereinafter set forth.
Interest Rate: 9.00%
Interest Payment Dates: June 1 and December 1, commencing December 1, 2014
Record Dates: May 15 and November 15
Reference is made to the further provisions of this Note contained on the reverse side of this Note, which will for all purposes have the same effect as if set forth at this place.

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IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officer.
HORSEHEAD HOLDING CORP.

By:
    Name:
    Title:
Dated:

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TRUSTEE CERTIFICATE OF AUTHENTICATION
This is one of the 9.00% Senior Notes due 2017 referred to in the within-mentioned Indenture.
U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
        Authorized Signatory
Dated:

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(REVERSE OF NOTE)
9.00% Senior Note due 2017
(1)    Interest. Horsehead Holding Corp., a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Note shall accrue from the most recent date on which interest has been paid or, if no interest has been paid, from and including the date of issuance. The Issuer shall pay interest in cash semi-annually in arrears on June 1 and December 1 of each year (each, an “Interest Payment Date”) beginning on December 1, 2014; provided that if any such day is not a Business Day, on the next succeeding Business Day such interest shall be payable. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The Issuer shall pay interest (including post-petition interest in any proceeding under the Bankruptcy Code or any similar Federal or state law for the relief of debtors) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under the Bankruptcy Code or any similar Federal or state law for the relief of debtors) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes.
(2)    Method of Payment. The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business (whether or not a Business Day) on the May 15 and November 15 immediately preceding the Interest Payment Date even if Notes are cancelled after the Record Date and on or before the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer shall pay principal and interest in money of the United States that at the time of payment is U.S. Legal Tender. Payments in respect of the Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Depositary. The Issuer shall make all payments in respect of a Definitive Note (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a Definitive Note shall be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than thirty (30) days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).
(3)    Paying Agent and Registrar. Initially, U.S. Bank National Association (the “Trustee”) will act as Paying Agent and Registrar. The Issuer may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may act in any such capacity.
(4)    Indenture. The Notes were issued under an Indenture, dated as of July 29, 2014 (the “Indenture”), by and between the Issuer, the Subsidiary Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture for a statement of such terms. The Notes are senior unsecured obligations of the Issuer.

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Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein.
(5)    Redemption.
(a)    Optional Redemption on or after June 1, 2016. Except as described in Sections (5)(b) and (c) below, the Notes shall not be redeemable at the option of the Issuer prior to June 1, 2016. The Issuer may, at its option, upon not less than thirty (30) nor more than sixty (60) days’ prior notice, redeem the Notes, in whole or in part, at any time or from time to time, on and after June 1, 2016, at a Redemption Price (expressed as a percentage of the principal amount thereof) equal to 104.50%, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).
(b)    Optional Redemption Upon Stock Offerings. At any time, or from time to time, prior to June 1, 2015, the Issuer may, at its option, on one or more occasions, upon not less than thirty (30) nor more than sixty (60) days’ prior notice, redeem the Notes (which includes Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) issued at a Redemption Price (expressed as a percentage of the principal amount thereof) equal to 109.00%, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), with the Net Cash Proceeds from one or more Stock Offerings; provided that at least 65% of such aggregate principal amount of Notes (which includes Additional Notes, if any) remains outstanding immediately after the occurrence of each such redemption (excluding Notes held, directly or indirectly, by the Issuer or its Affiliates) and each such redemption occurs within ninety (90) days after the date of consummation of the related Stock Offering.
(c)    Optional Redemption prior to June 1, 2016. The Issuer may, at its option, upon not less than thirty (30) nor more than sixty (60) days’ prior notice, redeem the Notes, in whole or in part, at any time or from time to time, prior to June 1, 2016, at a Redemption Price equal to 100% of the principal amount thereof plus the Applicable Premium as of, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).
If an optional redemption date is on or after an interest Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name the Note is registered at the close of business on such Record Date. Unless the Issuer defaults in the payment of the Redemption Price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable Redemption Date.

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(d)    Notice of Redemption. Notice of redemption shall be mailed by electronic transmission (for Notes held in book-entry form) or first-class mail at least thirty (30) days but not more than sixty (60) days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. If fewer than all of the Notes are to be redeemed, at any time, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, provided that no Notes of a principal amount of $2,000 or less shall be redeemed in part.
Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date sufficient to pay such Redemption Price plus accrued and unpaid interest (but not including) the Redemption Date, the Notes called for redemption will cease to bear interest from and after such Redemption Date, and the only remaining right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued and unpaid interest as of the Redemption Date upon surrender to the Paying Agent of the Notes redeemed.
(e)    Mandatory Redemption. The Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.
(6)    Offers to Purchase. Sections 4.10 and 4.11 of the Indenture provide that upon the occurrence of a Change of Control, after certain Asset Dispositions after the end of each fiscal year of the Issuer and subject to further limitations contained therein, the Issuer shall make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.
(7)    Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes, fees or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar shall not be required to register the transfer or exchange of any Note (i) during a period beginning at the opening of business fifteen (15) days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) called for redemption in whole or in part pursuant to Article III of the Indenture, except the unredeemed portion of any Note being redeemed in part.
(8)    Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.
(9)    Unclaimed Money. Subject to applicable law, if money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent may pay the money without interest thereon back to the Issuer. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

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(10)    Discharge Prior to Redemption or Maturity. If the Issuer at any time deposit with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or stated maturity or otherwise and complies with the other provisions of the Indenture relating thereto, the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, except for the rights of Holders to receive payments in respect of the principal of, and premium, if any, and interest, on the Notes when such payments are due from the deposits referred to above.
(11)    Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture, the Notes and the Subsidiary Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision of the Indenture, the Notes or the Subsidiary Guarantees may be waived with the written consent of the Holders of a majority, and in certain circumstances, Holders of at least 66⅔%, in aggregate principal amount of the Notes then outstanding. Without consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes and the Subsidiary Guarantees in accordance with Section 9.01 of the Indenture.
(12)    Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Issuer and the Restricted Subsidiaries to, among other things, incur additional Indebtedness or issue Disqualified Capital Stock or Preferred Stock (with respect to Restricted Subsidiaries), grant Liens, make payments in respect of their Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Issuer must annually report to the Trustee on compliance with such limitations.
(13)    Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes, the Subsidiary Guarantees and the Indenture, the predecessor shall be released from those obligations.
(14)    Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes at the request, order or direction of any of the Holders unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest and except in case of a failure to comply with Article V of the Indenture) if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding notice is in their interest.

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(15)    Trustee Dealings with Issuer. Subject to the terms the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, the Subsidiaries or their respective Affiliates as if it were not the Trustee.
(16)    No Recourse Against Others. No past, present or future director, officer, employee, incorporator, or stockholder of the Issuer or any Restricted Subsidiary, as such, shall have any liability for any obligations of the Issuer or any Restricted Subsidiaries under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the Federal securities law.
(17)    Guarantee. Subject to the terms and conditions of Article X and Article XIII of the Indenture, payment of principal and interest (including interest on overdue principal and overdue interest, if lawful), is unconditionally guaranteed, jointly and severally, by each of the Subsidiary Guarantors.
(18)    [Reserved].
(19)    Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.
(20)    Governing Law. THE INDENTURE, THIS NOTE AND THE SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THIS NOTE, THE SUBSIDIARY GUARANTEES OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE.
(21)    Waiver of Jury Trial. Each of the parties hereto and the Holders (by their acceptance of the Note) hereby irrevocably waives, to the fullest extent permitted by law, any and all right to trial by jury in any action or proceeding arising out of or in connection with the Indenture, this Note, the Subsidiary Guarantees or the transactions contemplated by the Indenture.
(22)    [Reserved].
(23)    Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

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(24)    CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon, and any such redemption shall not be affected by any defect in or omission of such numbers.
The Issuer shall furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to: Horsehead Holding Corp., 4955 Steubenville Pike, Suite 405, Pittsburgh, Pennsylvania 15205, Attention: General Counsel.

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ASSIGNMENT FORM
If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:
I or we assign and transfer this Note to:

(Print or type name, address and zip code and social security or tax ID number of assignee)
and irrevocably appoint                                                                        agent
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Dated:	Signed:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

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OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or 4.11 of the Indenture, check the appropriate box:
Section 4.10 [         ]
Section 4.11 [         ]
If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.10 or 4.11 of the Indenture, state the amount you elect to have purchased (in denominations of $2,000 or integral multiples of $1,000 in excess thereof, except if you have elected to have all of your Notes purchased):
$

Dated:	Signature:

NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser’s bank or broker.

Social Security or Tax ID No

Signature Guarantee:

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE
The following exchanges of an interest in this Global Note for an interest in another Global Note or for a Physical Note, or exchanges of an interest in another Global Note or a Physical Note for an interest in this Global Note, have been made:

	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following Such Decrease or Increase	Signature of Authorized Officer of Trustee or Note Custodian
Date of Exchange

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EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
Horsehead Holding Corp.
4955 Steubenville Pike
Suite 405
Pittsburgh, Pennsylvania 15205

U.S. Bank National Association
100 Wall Street, Suite 1600
New York, New York 10005
Attention. Global Corporate Trust Services
Re:    9.00% Senior Notes due 2017 (the “Notes”) of Horsehead Holding Corp.
Ladies and Gentlemen:
Reference is hereby made to the Indenture, dated as of July 29, 2014 (the “Indenture”), among Horsehead Holding Corp., a Delaware corporation (the “Issuer”), the subsidiary guarantors named therein and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
                                , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                        in such Note[s] or interests (the “Transfer”), to                               (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1.    ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

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2.    ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Temporary Global Note, the Regulation S Permanent Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Note, the Regulation S Temporary Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
3.    ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
(a)    ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
(b)    ☐ such Transfer is being effected to the Issuer or a subsidiary thereof;
or
(c)    ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;
or

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(d)     ☐ such Transfer is being effected to an Institutional Accredited Investor in a minimum principal amount of Notes of $250,000 and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if requested by the Issuer, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.
4.    ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.
(a)    ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(b)    ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(c)    ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities

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laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.
[Insert Name of Transferor]

By:
    Name:
    Title:
Dated:

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ANNEX A TO CERTIFICATE OF TRANSFER
1.    The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a)    ☐ a beneficial interest in the:
(i)    ☐ 144A Global Note (CUSIP ___________), or
(ii)    ☐ Regulation S Global Note (CUSIP     ___________), or
(iii)     ☐ IAI Global Note (CUSIP ___________), or
(iv)     ☐ Unrestricted Global Note (CUSIP ___________); or
(b)    ☐ a Restricted Definitive Note.
2.    After the Transfer the Transferee will hold:
[CHECK ONE]
(a)    ☐ a beneficial interest in the:
(i)    ☐ 144A Global Note (CUSIP ___________), or
(ii)    ☐ Regulation S Global Note (CUSIP     ___________), or
(iii)     ☐ IAI Global Note (CUSIP ___________); or
(b)    ☐ a Restricted Definitive Note; or
(c)    ☐ an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

5

EEXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
Horsehead Holding Corp.
4955 Steubenville Pike
Suite 405
Pittsburgh, Pennsylvania 15205

U.S. Bank National Association
100 Wall Street, Suite 1600
New York, New York 10005
Attention. Global Corporate Trust Services
Re:    9.00% Senior Notes due 2017 (the “Notes”) of Horsehead Holding Corp.
Reference is hereby made to the Indenture, dated as of July 29, 2014 (the “Indenture”), among Horsehead Holding Corp., a Delaware corporation (the “Issuer”), the subsidiary guarantors named therein and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
__________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $_________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
1.    Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note:
(a)    ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(b)    ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted

1

Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(c)    ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(d)    ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
2.    Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes:
(a)    ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend

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printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
(b)    ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] □ 144A Global Note, □ Regulation S Global Note or □ IAI Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.
[Insert Name of Transferor]

By:
Name:
Title:
Dated:

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This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
    Name:
    Title:

Dated:

4

EXHIBIT D
FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Horsehead Holding Corp.
4955 Steubenville Pike
Suite 405
Pittsburgh, Pennsylvania 15205

U.S. Bank National Association
100 Wall Street, Suite 1600
New York, New York 10005
Attention. Global Corporate Trust Services
Re:    9.00% Senior Notes due 2017 (the “Notes”) of Horsehead Holding Corp.
Reference is hereby made to the Indenture, dated as of July 29, 2014 (the “Indenture”), among Horsehead Holding Corp., a Delaware corporation (the “Issuer”), the subsidiary guarantors named therein and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
In connection with our proposed purchase of $__________ aggregate principal amount of:
(a) a beneficial interest in a Global Note, or
(b) a Definitive Note,
we confirm that:
1.    We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).
2.    We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (i) (a) to a Person who is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (b) outside the United States to a Non-U.S. Person in a transaction meeting the requirements of Rule 904 under the Securities Act, (c) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is acquiring the

1

Notes for its own account, or for the account of such an accredited investor, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act in a minimum principal amount of the Notes of $250,000, and based upon an Opinion of Counsel if the Issuer so requests, or (d) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an Opinion of Counsel if the Issuer so requests), (ii) to the Issuer, or (iii) pursuant to an effective registration statement under the Securities Act and, in each case in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction. We further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (i) through (iii) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.
3.    We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.
4.    We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.
5.    We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.
You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Institutional Accredited Investor]

By:
    Name:
    Title:

Dated:

2

EXHIBIT E
FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSIDIARY GUARANTORS
Supplemental Indenture (this “Supplemental Indenture”), dated as of ____________, among the parties identified in the signature page of this Supplemental Indenture as a Subsidiary Guarantor (each a “Subsidiary Guarantor”), Horsehead Holding Corp., a Delaware corporation (the “Issuer”), and U.S. Bank National Association, as trustee under the indenture referred to below (the “Trustee”).
W I T N E S S E T H:
WHEREAS, the Issuer and Subsidiary Guarantors have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of July 29, 2014, providing for the issuance of 9.00% Senior Notes due 2017 (the “Notes”);
WHEREAS, Section 4.16 of the Indenture provides that under certain circumstances each Subsidiary Guarantor shall (i) execute and deliver to the Trustee a supplemental indenture and a Subsidiary Guarantee pursuant to which any newly-acquired or created Restricted Subsidiary shall unconditionally Guarantee on a senior unsecured basis all of the Issuer’s obligations under the Notes and the Indenture, (ii) take such further action and execute and deliver such other documents specified in the Indenture or otherwise reasonably requested by the Trustee to effectuate the foregoing and (iii) deliver to the Trustee an Opinion of Counsel satisfactory to the Trustee; and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and delivery this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Subsidiary Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
1.    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    Joinder to Indenture. Each of the Subsidiary Guarantors hereby agree to become bound by the terms, conditions and other provisions of the Indenture with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named as a Subsidiary Guarantor therein and as if such Subsidiary Guarantor executed the Indenture on the date thereof.
3.    Agreement to Guarantee. Each Subsidiary Guarantor hereby fully, irrevocably and unconditionally, jointly and severally, unconditionally and irrevocably guarantees the Notes and the obligations of the Issuer under the Indenture and the Notes on the terms and subject to the

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conditions set forth in Article X of the Indenture and agrees to be bound by (and shall be entitled to the benefits of ) all other applicable provisions of the Indenture as a Subsidiary Guarantor.
4.    Termination, Release and Discharge. Each Subsidiary Guarantor’s Guarantee shall terminate and be of no further force and effect, and each Subsidiary Guarantor shall be automatically and unconditionally released from its Guarantee without any action required on the part of the Trustee or any Holder, as set forth in Section 10.02 of the Indenture.
5.    Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.
6.    Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.
7.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
8.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date written below.
HORSEHEAD HOLDING CORP.

By:
    Name:
    Title:

SUBSIDIARY GUARANTORS:

[            ]

By:
    Name:
    Title:

THE TRUSTEE:

U.S. Bank National Association, as Trustee

By:
    Name:
    Title:

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